UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Terran Orbital Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

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TERRAN ORBITAL CORPORATION 6800 BROKEN SOUND PARKWAY NW SUITE 200 BOCA RATON, FL 33487

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held at 11:00 am Eastern Time on May 1, 2023

Dear Stockholders of Terran Orbital Corporation:

We cordially invite you to attend the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) of Terran Orbital Corporation, a Delaware corporation, to be held on May 1, 2023 at 11:00 am Eastern Time. The 2023 Annual Meeting will be conducted exclusively online through a live audio webcast to facilitate stockholder attendance and to enable stockholders to participate fully and equally, regardless of size of holdings, resources or physical location. You will be able to attend the 2023 Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/LLAP2023, where you will be able to listen to the meeting live, submit questions and vote online.

Whether or not you attend the 2023 Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by telephone or by mail.

We are holding the 2023 Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.

To elect three nominees identified in the accompanying proxy statement to serve as Class I directors until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve an amendment to our certificate of incorporation to increase the authorized shares of our common stock, par value $0.0001 per share (our “Common Stock”) from 300,000,000 to 600,000,000;

3.

To approve, in accordance with Section 312.03(d) of the NYSE’s Listed Company Manual and the Convertible Note and Warrant Purchase Agreement with Lockheed Martin Corporation (“Lockheed Martin”), the full issuance of shares of our Common Stock issuable upon the potential future conversion of the convertible notes and exercise of the warrants held by Lockheed Martin;

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and

5.	To transact such other business as may properly come before the 2023 Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on March 31, 2023 as the record date for the 2023 Annual Meeting. Stockholders of record on March 31, 2023 are entitled to receive this notice (the “Notice”) and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. These proxy materials include this Notice, the proxy statement and the proxy card.

The accompanying proxy materials and our annual report can be accessed by visiting: www.virtualshareholdermeeting.com/LLAP2023. You will be asked to enter the 12-digit control number located on your proxy card.

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YOUR VOTE IS IMPORTANT. Whether or not you plan to virtually attend the 2023 Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by Internet, telephone or mail, please refer to your proxy card. Returning the proxy does not deprive you of your right to virtually attend the 2023 Annual Meeting and to vote your shares at the 2023 Annual Meeting.

By order of the Board of Directors,

Marc Bell

Chairman and CEO

Boca Raton, Florida

The date of this proxy statement is April 13, 2023 and is being mailed to stockholders on or about April 13, 2023.

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TERRAN ORBITAL CORPORATION

PROXY STATEMENT

FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

to be held at 11:00 am Eastern Time on May 1, 2023

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GENERAL INFORMATION

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the 2023 annual meeting of stockholders of Terran Orbital Corporation (“Terran Orbital,” the “Company,” “we,” “us” or similar terms), a Delaware corporation, and any postponements, adjournments, or continuations thereof (the “2023 Annual Meeting”).

The Company’s predecessor corporation was Tailwind Two Acquisition Corp. (“Tailwind Two”), a special purpose acquisition company. On March 25, 2022 (the “Closing Date)”, we consummated the business combination contemplated by that certain Agreement and Plan of Merger, dated as of October 28, 2021, as amended by Amendment No. 1 thereto dated February 8, 2022 and Amendment No. 2 thereto dated March 9, 2022, by and among Tailwind Two, Titan Merger Sub, Inc. (“Merger Sub”) and Terran Orbital Corporation (“Legacy Terran Orbital”), whereby Merger Sub merged with and into Legacy Terran Orbital, with Legacy Terran Orbital surviving the merger as a wholly-owned subsidiary of the Company on the Closing Date (the “Merger”). In addition, in connection with the Business Combination, Tailwind Two effected a deregistration and a transfer by way of continuation from the Cayman Islands to the State of Delaware, pursuant to which Tailwind Two’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware (the “Domestication” and together with the Merger, the “Business Combination”). At the effective time in connection with the Merger, Tailwind Two changed its name to “Terran Orbital Corporation” and Legacy Terran Orbital changed its name to “Terran Orbital Operating Corporation”. References to “Tailwind Two” refer to Tailwind Two Acquisition Corp. prior to the consummation of the Business Combination and references to “Legacy Terran Orbital” refer to Terran Orbital Corporation prior to the consummation of the Business Combination.

The 2023 Annual Meeting will be held on May 1, 2023 at 11:00 am Eastern Time. The 2023 Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the 2023 Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/LLAP2023 , where you will be able to listen to the meeting live, submit questions and vote online. We have opted to provide our materials pursuant to the full set delivery option in connection with the 2023 Annual Meeting. Under the full set delivery option, a company delivers all proxy materials to its stockholders. The approximate date on which the proxy statement and proxy card are intended to be first sent or given to the Company’s stockholders is April 13, 2023. This delivery can be by mail or, if a stockholder has previously agreed, by e-mail. In addition to delivering proxy materials to stockholders, the Company must also post all proxy materials on a publicly accessible website and provide information to stockholders about how to access that website. Accordingly, you should have received our proxy materials by mail or, if you previously agreed, by e-mail. These materials are available free of charge on our website at investors.terranorbital.com and at www.proxyvote.com.

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Questions and Answers about the Meeting and Voting

Why do we conduct a virtual annual meeting?

We will conduct our Annual Meeting exclusively online through a live audio webcast. We adopted this format to facilitate attendance and to enable stockholders to attend fully and equally, regardless of size of holdings, resources or physical location.

How do I attend and participate at the virtual 2023 Annual Meeting?

Broadridge Financial Solutions, Inc. (“Broadridge”) will host the virtual 2023 Annual Meeting. In order to attend the virtual 2023 Annual Meeting, vote during the 2023 Annual Meeting and submit questions, please log into the meeting platform at: www.virtualshareholdermeeting.com/LLAP2023. You will be prompted to enter the unique control number received with your proxy materials to join and participate in the meeting.

When should I log into the virtual 2023 Annual Meeting?

The 2023 Annual Meeting will begin promptly at 11:00 ET on May 1, 2023. You may login into the meeting platform beginning approximately 30 minutes before the meeting start time. We encourage attendees to log into the meeting at least 15 minutes before the start time to test your audio system.

Can I attend the virtual 2023 Annual Meeting from a mobile device?

Yes, you should be able to access the 2023 Annual Meeting using any device capable of running the most common internet browsers.

Who can assist me if I have technical difficulties prior to or during the meeting?

Broadridge will have technicians ready to assist you with any individual technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual 2023 Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual 2023 Annual Meeting log-in page.

Who can submit a question during the 2023 Annual Meeting?

Stockholders attending the meeting using their control number will be able to submit questions via the virtual meeting platform in accordance with the 2023 Annual Meeting rules and procedures, which will be available on the meeting website. If you do not have a control number, you may attend the 2023 Annual Meeting as a guest, but you will not have the functionality to ask a question.

When will my question be answered?

A live question and answer session will take place after the formal business is completed, during which our representatives will respond to questions submitted via the virtual meeting platform during the meeting.

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What am I voting on?

You are being asked to vote on:

•
the election of three nominees identified in the accompanying proxy statement to serve as Class I directors until the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) and until their successors are duly elected and qualified (“Director Election Proposal”);
•
the amendment to our Certificate of Incorporation (the “Certificate of Incorporation”) to increase the authorized shares of our common stock, par value $0.0001 per share (our “Common Stock”) from 300,000,000 to 600,000,000 (“Share Authorization Proposal”);
•
the full issuance, in accordance with Section 312.03(d) of the New York Stock Exchange’s (the “NYSE”) Listed Company Manual and the Purchase Agreement (as defined in the accompanying proxy statement), of shares of our Common Stock issuable upon conversion of the Convertible Notes (as defined in the accompanying proxy statement) and exercise of the Warrants (as defined in the accompanying proxy statement) (“Share Issuance Proposal”);
•
the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit the Company's financial statements for the fiscal period ending December 31, 2023 (“Auditor Ratification Proposal”); and
•
any other business as may properly come before the Annual Meeting.

Who is entitled to vote?

Holders of record of our Common Stock at the close of business on March 31, 2023 (the “Record Date”), are entitled to vote at the 2023 Annual Meeting. Each share of our Common Stock is entitled to one vote on each matter to be voted on. As of March 23, 2023 (the last practicable date prior to the Record Date and the mailing of the proxy statement), there were 144,298,727 shares of our Common Stock issued and outstanding and entitled to vote.

Are a certain number of shares required to be present at the 2023 Annual Meeting?

A quorum is the minimum number of shares required to be present at the 2023 Annual Meeting to properly hold an annual meeting of stockholders and conduct business. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our Common Stock entitled to vote at the 2023 Annual Meeting will constitute a quorum at the 2023 Annual Meeting. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How can I vote my shares without virtually attending the 2023 Annual Meeting?

Whether you hold shares as a stockholder of record or a beneficial owner, you may direct how your shares are voted without virtually attending the 2023 Annual Meeting, by the following means:

•
By Internet—Stockholders of record with Internet access may direct how their shares are voted by following the “Vote by Internet” instructions on the proxy card until 11:59 p.m. ET on April 30, 2023. If you are a beneficial owner of shares held in street name, please check the voting instructions in the voting instruction card provided by your broker, bank or other intermediary for Internet voting availability.
•
By telephone—Stockholders of record who live in the United States or Canada may submit proxies by telephone by following the “Vote by Phone” instructions on the proxy card until 11:59 p.m. ET on April 30,

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2023. If you are a beneficial owner of shares held in street name, please check the voting instructions in the voting instruction card provided by your broker, bank or other intermediary for telephone voting availability.
•
By mail—If you elect to vote by mail, please complete, sign and date the proxy card where indicated and return it in the prepaid envelope included with the proxy card. Proxy cards submitted by mail must be received by the time of the 2023 Annual Meeting in order for your shares to be voted. If you are a beneficial owner of shares held in street name, you may vote by mail by following the instructions for voting by mail in the voting instruction card provided by your broker, bank or other intermediary.

You will need the 12-digit control number included on your proxy card if you vote by Internet or telephone.

How does the Board recommend I vote on these proposals?

Our Board recommends a vote:

•
“FOR” the Director Election Proposal;
•
“FOR” the Share Authorization Proposal;
•
“FOR” the Share Issuance Proposal; and
•
“FOR” the Auditor Ratification Proposal.

How do I participate and vote at the 2023 Annual Meeting?

Even if you plan to virtually attend the 2023 Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a stockholder of record, you may vote virtually at the 2023 Annual Meeting. If you hold shares beneficially in street name, you may vote virtually at the 2023 Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares, giving you the right to vote the shares.

Can I change my vote?

You can change your vote before the vote is taken virtually at the 2023 Annual Meeting. If you are a stockholder of record, you can change your vote by:

•
submitting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above in the question entitled “How can I vote my shares without attending the 2023 Annual Meeting?”;
•
signing and delivering to our Secretary a written request to revoke your proxy vote;
•
signing and mailing a new, properly completed proxy card with a later date than your original proxy card; or
•
Virtually attending the 2023 Annual Meeting and voting at the 2023 Annual Meeting, which will supersede any proxy previously submitted by you. However, merely attending the 2023 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically request it.

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If you are a beneficial owner of shares held in street name, you may generally change your vote by (1) submitting new voting instructions to your broker, bank or other intermediary or (2) if you have obtained a legal proxy from the organization that holds your shares giving you the right to vote your shares, by virtually attending the 2023 Annual Meeting and voting at the meeting. However, please consult that organization for any specific rules it may have regarding your ability to change your voting instructions.

How are votes counted and what happens if I fail to vote or vote to abstain from voting?

Your shares will be voted as you instruct, assuming that you have properly voted over the Internet or by telephone or that your properly signed proxy card is received in time to be voted at the 2023 Annual Meeting. A “broker non-vote” occurs when your broker submits a proxy card for your shares, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. For purposes of these rules, the only routine matters in this proxy statement are the Share Authorization Proposal and the Auditor Ratification Proposal. Therefore, if you hold your shares in street name and do not provide voting instructions to your broker, your broker does not have discretion to vote your shares on any proposal at the 2023 Annual Meeting, and broker non-votes will not have any effect on such proposal, other than the Share Authorization Proposal and the Auditor Ratification Proposal. However, your shares will be considered present at the 2023 Annual Meeting for purposes of determining the existence of a quorum.

If you vote to abstain from voting, or are the stockholder of record and you fail to vote, it will not have any effect on the voting proposals, assuming a quorum is present. However, abstentions are counted for the purpose of determining whether a quorum is present.

If you submit your proxy and do not indicate your voting preference, the appointed proxies will vote your shares FOR each of the nominees listed in the Director Election Proposal, FOR the Share Authorization Proposal, FOR the Share Issuance Proposal and FOR the Auditor Ratification Proposal.

What vote is required to approve each of the proposals?

If a quorum is present at the 2023 Annual Meeting, the Share Issuance Proposal and the Auditor Ratification Proposal require the affirmative vote of a majority of the shares present or by proxy and entitled to vote on the proposal at the 2023 Annual Meeting. The Share Authorization Proposal requires the affirmative vote of a majority of the total voting power of our outstanding Common Stock entitled to vote as of the Record Date. The Director Election Proposal requires a plurality vote of the shares present or represented by proxy at the 2023 Annual Meeting and entitled to vote in the election of directors. The three director nominees receiving the highest number of “FOR” votes cast by the stockholders entitled to vote at the 2023 Annual Meeting will be elected. As described above, abstentions will have no effect on the outcome of any of the proposals.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Marc Bell and James Black have been designated as proxy holders by our Board. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the 2023 Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in this proxy statement are properly presented at the 2023 Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the 2023 Annual Meeting is adjourned, the proxy holders can vote the shares on the new 2023 Annual Meeting date as well, unless you have properly revoked your proxy, as described above.

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How are proxies solicited for the 2023 Annual Meeting?

Our Board is soliciting proxies for use at the 2023 Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our Common Stock on your behalf. In addition, our directors and employees may also solicit proxies by telephone, by electronic communication, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Where can I find the voting results of the 2023 Annual Meeting?

We will announce preliminary voting results at the 2023 Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the 2023 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the 2023 Annual Meeting, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

How are proxy materials delivered to stockholders who share the same household?

SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that stockholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements.

If your household would like to receive single rather than duplicate mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 1-866-540-7095. Each stockholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer stockholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year's proxy materials, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 1-866-540-7095.

What other business may be brought up at the 2023 Annual Meeting?

Our Board does not intend to present any other matters for a vote at the 2023 Annual Meeting. No stockholder has given the timely notice required by our bylaws in order to present a proposal at the 2023 Annual Meeting. Similarly, no additional candidates for election as a director can be nominated at the 2023 Annual Meeting because no stockholder has given the timely notice required by our bylaws in order to nominate a candidate for election as a director at the 2023 Annual Meeting. If any other business is properly brought before the meeting, the persons named as proxy on the proxy card will vote on the matter using their best judgment.

Information regarding the requirements for submitting a stockholder proposal for consideration at next year's annual meeting, or nominating a candidate for election as a director at next year's annual meeting, can be found near the end of this proxy statement under the heading “Stockholder Proposals for 2024 Annual Meeting”.

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Is it possible that the 2023 Annual Meeting may be postponed?

The meeting may be adjourned or postponed, if needed, as provided by our bylaws (the “Bylaws”) and pursuant to Delaware law. Unless a new record date is fixed, your proxy will still be valid and may be voted at any adjourned or postponed meeting. You will still be able to change or revoke your proxy until it is voted at the reconvened or rescheduled meeting.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. Since we do not expect that the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) will be held more than 30 days earlier, or more than 60 days later, than in 2023, if you would like to submit a proposal for us to include in the proxy statement for our 2024 Annual Meeting pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our Secretary must receive the written proposal at our principal executive offices not later than December 15, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Terran Orbital Corporation

Attention: Jim Black, Secretary

6800 Broken Sound Parkway NW, Suite 200

Boca Raton, FL 33487

(949) 591-7749

Email: James.Black@terranorbital.com

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. To be timely for the 2024 Annual Meeting, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than January 2, 2024; and

•	not later than February 1, 2024.

In the event that we hold the 2024 Annual Meeting more than 30 days before or more than 60 days after the one-year anniversary of the 2023 Annual Meeting, a notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2024 Annual Meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to the 2024 annual meeting of stockholders; or

•	the 10th day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made.

In addition to the timely notice requirements, a stockholder’s proposal for nominees for directors must comply with Article I, Section 2 of the Bylaws and other applicable procedures described therein or established by our

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Nominating and Corporate Governance Committee (the “Governance Committee”). Stockholder proposals related to other business must also comply with Article 1, Section 2 of our Bylaws. Furthermore, any stockholder proposal must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements. If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than nominees we nominate for election, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 2, 2024.

Availability of Bylaws

A copy of our Bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board. As of March 23, 2023, our Board consisted of eight (8) directors, six of whom qualified as “independent” under the listing standards of the NYSE. There is currently one vacancy on the Board. We have a classified board of directors consisting of three classes, each serving staggered three-year terms. Only one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term will continue until the end of such director’s three-year term and the election and qualification of their successor, or their earlier death, resignation, or removal.

The following table sets forth the names, ages as of March 23, 2023, and certain other information for each of the directors with terms expiring at the 2023 Annual Meeting (all of whom are also nominees for election as a director at the 2023 Annual Meeting) and for each of the continuing members of our Board:

Name	Class	Age	Position	Current Term Expires	Expiration of Term for Which Nominated
Directors with Term expiring at the 2023 Annual Meeting
Richard Y. Newton III(2)	I	67	Director	2023	2026
Douglas L. Raaberg(1)(3)	I	67	Director	2023	2026
Tobi Petrocelli(1)(2)	I	39	Director	2023	2026
Continuing Directors
James LaChance(3)	II	58	Director	2024	-
Daniel C. Staton	II	70	Vice Chairman	2024	-
Stratton Sclavos(1)(3)	II	61	Director	2024	-
Marc H. Bell	III	55	Chief Executive Officer and Chairman	2025	-
Thomas E. Manion(2)	III	69	Director	2025	-

(1) Member of our compensation committee.

(2) Member of our nominating and corporate governance committee.

(3) Member of our audit committee.

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Nominees for the Board of Directors (Class I)

Lieutenant General Richard Y. Newton III, USAF (ret.) has served as a member of the Board and Chairman of our Governance Committee since March 25, 2022. Mr. Newton has been an independent director to USAA Mutual Funds Trust at Victory Capital Management, Inc. since 2017. From 2019 until 2021, Mr. Newton also served as Vice Chairman of the Board of Directors of PredaSAR Corporation, when PredaSAR Corporation was a non-wholly owned subsidiary of Terran Orbital. From 2018 until 2019, Mr. Newton also served on the Board of Directors of ELTA North America. Mr. Newton served as Executive Director of The Union League Club of the City of New York from 2014 until 2015 and as Executive Vice President of the Air Force Association from 2012 until 2014. Mr. Newton served 34 years in the U.S. Military, including serving in the position of the United States Air Force Assistant Vice Chief of Staff, until he retired in 2012. He also served as the Deputy Chief of Staff for Manpower and Personnel. Additionally, he oversaw the Global Operations directorate for the Joint Chiefs of Staff, responsible for overseeing worldwide cyber security, reconnaissance, space and missile defense, the National Military Command Center and US military special technical operations, among others. Mr. Newton earned a B.S. degree from the United States Air Force Academy, a M.A. degree in Industrial Psychology and Human Relations from Webster University and a M.S. degree in National Security Strategy from The National War College.

We believe that Mr. Newton’s extensive experience and leadership in the U.S. military, and his experience in national security and in serving on the boards of directors of public and private companies qualifies him to serve on our Board.

Major General Douglas L. Raaberg, USAF (ret.) has served as a member of our Board since March 25, 2022. Mr. Raaberg has been Executive Vice President of the Air Force Association since 2019, where he serves as a staff leader and provides strategic direction for the association. Mr. Raaberg has also served as a member of the Board of Advisors of Atomic-6 since 2020. From 2019 until 2021, Mr. Raaberg served as a member on the Board of Directors of PredaSAR Corporation, when PredaSAR Corporation was a non-wholly owned subsidiary of Terran Orbital. From 2013 until 2017, Mr. Raaberg was Chief Executive, United Arab Emirates of Northrop Grumman Aerospace and Defense, where he led global business development in the UAE. From 2010 until 2013, Mr. Raaberg was Business Development Director of the Aerospace Sector at Northrop Grumman, where he was responsible for $10 billion in U.S. Air Force business development efforts. Mr. Raaberg served 31 years in the United States Air Force, until he retired as a Major General in 2009, where he directed a staff of 1,200 people from nine nations executing combat operations with over 29,000 aviators in the Middle East, Central Asia and Horn of Africa. Mr. Raaberg holds a B.S. degree in Aeronautical Engineering from the United States Air Force Academy, a M.S. degree in Systems Management from the University of Southern California and a M.S. degree in National Security Strategy from the National War College. Mr. Raaberg is a graduate of the Lead Virginia program for experienced leaders, and has participated in several executive leadership programs including, National Association of Corporate Directors’ Battlefield to Boardroom, Thunderbird University’s Global Business Executive Program and Federal Executive Institute’s Aspen Institute Executive Leadership Seminar. Mr. Raaberg also serves as a senior advisor to the Council for a Strong America on Mission: Readiness in Washington, D.C. and as a Falcon Foundation Trustee to the Air Force Academy.

We believe that Mr. Raaberg’s extensive experience and leadership in air, space and cyber operations and defense, and his experience in international business management and development as well as service on the boards of directors of private and public companies qualifies him to serve on our Board.

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Dr. Tobi Petrocelli has served as a member of the Board since March 25, 2022. Dr. Petrocelli has been Director, Environmental and Sustainability Management of Mitsubishi UFJ Financial Group, MUFG Americas N.A., (“MUFGA”) since June 2020. In this role, Dr. Petrocelli leads MUFGA’s Environmental, Social and Governance program and its $330 billion sustainable finance goal. In May 2008, Dr. Petrocelli founded Verde Enterprises LLC, a sustainability consulting service, where she served as President from its inception until June 2020. Dr. Petrocelli earned a B.A. degree in Communications from Fordham University, a M.S. degree in Sustainability Management from Columbia University and a Doctorate of Business Administration in International Business from Walden University.

We believe that Dr. Petrocelli’s extensive experience and leadership in project management, sustainability management and corporate communications qualifies her to serve on our Board.

Continuing Directors

James LaChance has served as a member of the Board and Chairman of our audit committee (the “Audit Committee”) since March 25, 2022. Prior to the Business Combination, Mr. LaChance served as a member of Legacy Terran Orbital’s board of directors (the “Legacy Board”) from 2018 until March 2022 and served as chairman of its compensation committee from 2018 until January 2020. Mr. LaChance also founded BreakPoint Asset Management (“BreakPoint”), a full service merchant bank, where he has served as Chairman since its inception in 2007. At BreakPoint, Mr. LaChance engaged in, strategized and led multiple multi-billion dollar projects. Mr. LaChance is currently the founder and owner, serving as Chairman and Chief Executive Officer, of The Compound LLC, an adventure marketing business in Las Vegas, Nevada, which he formed in 2011. Mr. LaChance currently serves as the Chairman of Paratus Energy Service LTD (f/k/a Seadrill New Finance Ltd.) since his appointment in January 2022. Previously, Mr. LaChance served as Chairman and lead independent director of Fieldwood Energy from July 2020 until August 2021. Prior to that, Mr. LaChance served as Chairman, lead independent director and interim Chief Strategic Officer of Energy XXI from December 2013 to January 2016, Chairman and interim Chief Executive Officer of Northern Offshore from 2007 to 2014 and Chairman and Interim Chief Executive Officer of Global Aviation from 2010 to 2013. In addition, Mr. LaChance has served on the board of directors of various private and public companies, including Eletson Shipping as Co-Lead Chairman from 2017 to 2020, Horizon Lines as director from 2010 until 2014 and Aspire LLC as Executive Chairman from 2015 until 2019. Prior to these appointments, for over 20 years, Mr. LaChance was an investment manager specializing in highly leveraged companies and distressed investment situations across the capital structure, serving as Portfolio Manager and Chief Investment Officer for several multi-billion dollar investment funds. Mr. LaChance earned a B.S. degree in Business from Northeastern University and a M.B.A. degree from New York University Stern School of Business.

We believe that Mr. LaChance’s extensive entrepreneurial experience and leadership in managing and growing hedge funds and in operations management in the technology and science industries, as well as his experience serving on private and public boards of directors qualifies him to serve on our Board.

Daniel C. Staton has served as a member of the Board since March 25, 2022. Prior to the Business Combination, Mr. Staton served as a member of the Legacy Board from July 2014 until March 2022. Since November 2009, Mr. Staton has been Non-Executive Co-Chairman of the Board of ARMOUR Residential REIT, Inc., a residential investment firm. Mr. Staton also served as President, Chief Executive Officer and Director of Enterprise Acquisition Corp., a blank check company formed for the purpose of acquiring an operating business, from its inception in 2007 until its merger with ARMOUR in 2009. Mr. Staton is the founder of Staton Capital LLC, a private investment firm, and has served as the firm’s Chairman and Managing Director since February 2003. Mr. Staton has also served as Director of Staton Techiya LLC since July 2017. Mr. Staton has served on the Board of Directors of Shurgard Self Storage SA since its initial public offering in 2018. From 1999 until 2020, Mr. Staton also served as Director of Public Storage, a self-storage company. Mr. Staton also served as Non-Executive Chairman of JAVELIN Mortgage Investment Corp., a real estate investment firm, from June 2012 until April 2016. Between 1997 and 2007, Mr. Staton was President of The Walnut Group, a private investment firm, where he served as initial investor and Director of Build-A-Bear Workshop, the initial investor in Deal$: Nothing Over a Dollar (until its sale to Supervalu Inc.) and

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Director of Skylight Financial. Prior to The Walnut Group, Mr. Staton was General Manager and Partner of Duke Associates from 1981 until its initial public offering in 1993, and then served as Chief Operating Officer and Director of Duke Realty Investments, Inc. until 1997. Mr. Staton supplements his professional network by co-producing and investing in numerous Broadway musicals as well as with relationships with not-for-profit organizations. Mr. Staton holds a B.S. degree in Specialized Business from Ohio University and a B.S. degree in Business (Management) from California Coast University.

We believe that Mr. Staton’s extensive experience serving on the boards of directors of private and public companies and sourcing private equity and venture capital investments qualifies him to serve on our Board.

Stratton Sclavos has served as a member of the Board and Chairman of our compensation committee (the “Compensation Committee”) since March 25, 2022. Prior to the Business Combination, Mr. Sclavos served as a member of the Legacy Board from January 2016 until March 2022 and served as chairman of its compensation committee from January 2020 until March 2022. Since April 2018, Mr. Sclavos has also been a self-employed principal providing strategic advisory services to high technology start-ups. From October 2008 until March 2018, Mr. Sclavos was a General Partner at Radar Partners. In July 1995, Mr. Sclavos joined VeriSign Inc. where he served as Chairman and Chief Executive Officer until May 2008. Additionally, Mr. Sclavos currently serves on the board of directors of BitGo Inc. Mr. Sclavos formerly served on the board of directors for over ten years for each of Salesforce.com, Inc., Juniper Networks, Inc. and Intuit Inc. Mr. Sclavos earned a B.S. degree in Electrical and Computer Engineering from University of California, Davis.

We believe that Mr. Sclavos’ extensive experience and leadership as a principal investor and as an advisor in the technology industry and his experience serving on the boards of directors of public and private companies qualifies him to serve on our Board.

Marc H. Bell has been our Chief Executive Officer and Chairman of the Board since March 2021. Mr. Bell co-founded Legacy Terran Orbital in 2013, joining the board of directors upon the Company’s inception. Mr. Bell previously chaired PredaSAR Corporation from October 2019 until its merger with Terran Orbital.

As Chief Executive Officer and Chairman of the Board, Mr. Bell provides Terran Orbital with top-level leadership and helps guide the overall organization to meet its strategic goals. Mr. Bell is an accomplished entrepreneur whose distinguished career spans over three decades. Mr. Bell has served as Director of ARMOUR Residential REIT, Inc. since November 2009. From November 2009 through August 2013, Mr. Bell served as ARMOUR’s Co-Founder, Co-Chairman of Board of Directors and Chief Strategy Officer. ARMOUR today holds over $8 billion worth of mortgage-backed and other securities in its portfolio. From June 2012 to April 2016, Mr. Bell served as Director of Javelin Mortgage Investment Corp. until its merger into ARMOUR in 2016. From August 2007 to September 2009 Mr. Bell served as Chairman of the Board of Enterprise Acquisition Corp. a $250 million Special Purpose Acquisition Corp. which merged with ARMOUR Residential REIT, Inc. Previously, Mr. Bell was the founder, Chairman and Chief Executive Officer of Globix Corporation, a full-service commercial Internet Service Provider with data centers and a private network with over 20,000 miles of fiber spanning the globe. Mr. Bell served as Chairman of the Board of Globix Corporation from 1998 to 2002 and Chief Executive Officer from 1998 to 2001. Mr. Bell was also a member of the Board of Directors of EDGAR Online, Inc., an Internet-based provider of filings made by public companies with the SEC, from 1998 to 2000. Mr. Bell has also been a co-producer of successful Broadway shows, including Jersey Boys, which won the Tony Award for “Best Musical” and August: Osage County which won a Tony Award for “Best Play”. Since September 2000, Mr. Bell has been Managing Partner at Marc Bell Capital.

In addition, Mr. Bell is a member of the New York University (NYU) Board of Trustees, NYU Langone Health Board of Overseers, NYU Stern Center for Real Estate Finance Research Advisory Board, NYU Schack Institute of Real Estate, and the NYU College of Arts and Science Dean’s Advisory Council. He is also Chairman and Founder of the Boca Raton Police Foundation and serves on the board of directors of SOS Children’s Villages Florida. Mr. Bell earned a B.S. degree from Babson College and a M.S. in Real Estate Development and Investment from New York University.

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We believe that Mr. Bell’s experience and operational insight as Terran Orbital’s Chief Executive Officer, his executive leadership at other private and public companies and his extensive background and experience qualifies him to serve on our Board.

Colonel Thomas E. Manion, US Marine Corps (ret.) has served as a member of the Board since March 25, 2022. Mr. Manion held various senior leadership roles in Johnson & Johnson (“J&J”) over a 24-year career prior to his retirement in 2014. From 2010 to 2014, Mr. Manion held various corporate roles at J&J, including supporting the corporate compliance team and the HR transformation team. Prior to that, from 2005 to 2010, Mr. Manion ran the North American Pharmaceutical Group’s financial shared services center. From 2003 to 2005, Mr. Manion was program lead for a 2-year project to implement a new enterprise-wide financial reporting system. Prior to that, from 2000 to 2003, Mr. Manion served as Vice President, CIO and Management Board Member of the Pharmaceutical Research Institute. Prior to that, from 1998 to 2000, Mr. Manion served as the CIO and Management Board Member of the Janssen Research Foundation. Mr. Manion held various roles, including manager, director, and executive director at J&J from 1990 to 1998. Prior to that, Mr. Manion served in the US Marine Corps from 1978 until his retirement as Colonel in 2008 (30 years). Mr. Manion served in various roles in the Marine Corps Reserves from 1989 to 2008, retiring as the G-6 for the Fourth Marine Aircraft Wing. Prior to joining the Marine Corps Reserves, Mr. Manion served on active duty in the Marine Corps from 1978 to 1989. Mr. Manion is the father of 1st Lt. Travis Manion USMC, who made the ultimate sacrifice for our country in April 2007. After the loss of Travis, Mr. Manion and his late wife Janet Manion established the Travis Manion Foundation (“TMF”) to support the U.S. military, the families of the fallen and to help create the next generation of leaders. Mr. Manion has served as the Chairman (from 2007 to 2011), and as Chairman Emeritus (since 2011) of TMF since its founding in 2007. As TMF’s Chairman Emeritus, Mr. Manion works within the community and around the country to inspire people around him to convey a sense of sacrifice and public service in all they do. Mr. Manion is also the co-author of the book, “Brothers Forever,” the story about the friendship, service and sacrifice between Travis and his Naval Academy roommate Lt. (SEAL) Brendan Looney. Mr. Manion earned a B.S. in Political Science from Widener University and an M.S. in Systems Analysis from the Naval Postgraduate School.

We believe that Mr. Manion’s extensive experience and leadership in the U.S. Marine Corps, his experience in management at J&J, and his vision and character as founder of the TMF qualifies him to serve on our Board of Directors.

Director Independence

Under applicable rules of the NYSE, a majority of the members of our Board must be independent. In order to qualify as independent, a director must meet each of the NYSE's five objective independence standards and our Board must also affirmatively determine, in its business judgment and in consideration of all relevant facts and circumstances, that the director has no material relationship with the Company. The Board has reviewed the transactions and relationships between the Company and our directors, their immediate family members, and entities with which they are affiliated and has determined that each of Stratton Sclavos, Richard Y. Newton III, Douglas L. Raaberg, Tobi Petrocelli, James LaChance and Thomas E. Manion satisfy the five NYSE independence standards and does not have a material relationship with the Company that would impair his or her independence from management. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Board Meetings and Committees

During our fiscal year ended December 31, 2022, our Board held nine meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served.

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Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we strongly encourage, but do not require, our directors to attend. This 2023 Annual Meeting will be our first annual meeting of stockholders since becoming a public company.

The composition and responsibilities of each of the committees of our Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board.

Audit Committee

Our Audit Committee consists of Messrs. LaChance, Raaberg and Sclavos, with Mr. LaChance serving as chairperson. Each member of the audit committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations and the financial literacy and sophistication requirements of the listing standards of the NYSE. In addition, our Board has determined that Mr. LaChance is an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K under Securities Act of 1933, as amended (the “Securities Act”). Our Audit Committee’s responsibilities include, among other things, to:

•
review and discuss with management and the independent auditor our annual audited financial statements and quarterly financial statement prior to the filing of our Form 10- K and 10-Q, respectively, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”), the results of the independent auditor’s audit of the annual and quarterly financial statements, and recommend to the Board whether the financial statements should be included in the Form 10-K or 10-Q;
•
discuss with management and the independent auditor:
o
significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including the effects of alternative Generally Accepted Accounting Principles (“GAAP”) methods on the financial statements;
o
any significant changes in our selection or application of accounting principles; and
o
the judgments of each of management and the independent auditor as to the quality and appropriateness of our accounting principles as applied in its financial reporting;
•
review and discuss with management and the independent auditor, once we become subject to the SEC requirement to file management’s report on internal control over financial reporting, management’s report on, and the independent auditor’s attestation of, internal control over financial reporting;
•
review and discuss the reports by the independent auditor pursuant to Section 10A(k) of the Exchange Act regarding:
o
all critical accounting policies and practices to be used;
o
all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and
o
other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;
•
discuss earnings press releases with management, including “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies;
•
discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;

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•
review and discuss with management and the independent auditor any major issues as to the adequacy of internal controls, any special audit steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;
•
discuss with the independent auditor the matters required to be discussed by the independent auditor with the Audit Committee under auditing standards established by the Public Company Accounting Oversight Board (the “PCAOB”), including Auditing Standard No. 1301, Communications with Audit Committees, and under the rules and regulations of the SEC and other applicable authorities (as such standards and rules and regulations may be established or amended from time to time);
•
discuss with the independent auditor (i) any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or access to requested information, (ii) management’s response to these problems or difficulties, and (iii) any significant disagreements with management;
•
select, oversee and, if appropriate, replace the independent auditor, considering the independent auditor’s qualifications, independence, and performance;
•
approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent auditor for such engagement, including preapproval of auditing services, internal control-related services, and permitted non-audit services (including the scope, fees, and terms of such engagement);
•
review and evaluate the lead partner of the independent auditor’s audit team and ensure the rotation of the lead audit partner having primary responsibility for the audit;
•
establish policies for the hiring of employees or former employees of the independent auditor and consider whether there should be regular rotation of the independent auditor;
•
discuss with the independent auditor the responsibilities, budget, and staffing of the internal audit function;
•
establish procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•
review and approve any related person transactions in which we are a participant and for which disclosure would be required under GAAP or Item 404(a) of Regulation S-K in accordance with the Board’s Related Party Transactions Policy;
•
discuss and review policies and guidelines with respect to risk assessment and risk management;
•
review policies and procedures regarding compliance with applicable federal, state and local laws and regulations and with the Code of Business Conduct and Ethics, including any requested waivers by officers or directors of the Code of Business Conduct and Ethics and recommend to the Board whether a particular waiver should be granted;
•
provide or approve an audit committee report for inclusion in the annual proxy statement, in accordance with applicable SEC rules and regulations;
•
regularly report Audit Committee activities to the Board and make such recommendations to the Board as the Committee deems appropriate; and
•
conduct an annual performance evaluation of the Audit Committee and review and reassess the adequacy of the Audit Committee charter on an annual basis and recommend any proposed changes to the Board.

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No member of the Audit Committee may serve on the audit committee of more than two other public companies, unless our Board determines that such simultaneous service would not impair the ability of such member to effectively serve on our audit committee and we disclose such determination in accordance with the listing standards of the NYSE.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter for our audit committee is available on our website at www.terranorbital.com. During 2022, our audit committee held four meetings.

Compensation Committee

Our Compensation Committee consists of Messrs. Sclavos and Raaberg and Ms. Petrocelli, with Mr. Sclavos serving as chairperson. Each member of our compensation committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations and is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, or Rule 16b-3. Our Compensation Committee’s responsibilities include, among other things, to:

•
establish, in consultation with senior management, the general compensation philosophy and objectives;
•
review and approve the goals and objectives relevant to the compensation of the CEO, annually evaluate the CEO’s performance in light of those goals and objectives, and, based on this evaluation determine the CEO’s compensation level, including salary, bonus, incentive and equity compensation;
•
review and approve all compensation for non-CEO executive officers;
•
periodically, and as and when appropriate, review and approve the following as they affect the CEO and non-CEO executive officers: (a) any employment agreements and severance arrangements; (b) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (c) any special or supplemental compensation and benefits for the CEO and non-CEO executive officers and individuals who formerly served as executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment;
•
review and approve incentive compensation and equity-based plans;
•
review and discuss with management, once we become subject to, or otherwise determine to comply with, the SEC disclosure requirements regarding Compensation Discussion and Analysis and/or a compensation committee report (the “Compensation Disclosures”), the disclosures made in such Compensation Disclosures and recommend to the Board whether the Compensation Disclosures should be included in the annual report on Form 10-K and proxy statement for the annual meeting of stockholders;
•
conduct an annual performance evaluation of the Compensation Committee;
•
review and reassess the adequacy of the Compensation Committee’s charter on an annual basis and recommend any proposed changes to the Board for approval;
•
administer the incentive compensation, equity-based and other benefit plans, including, but not limited to, the grant of stock options and other equity awards under such plans, and perform such other duties and responsibilities as may be delegated to the Compensation Committee by the Board under the terms of any compensation or other employee benefit plan; and
•
to the extent it deems necessary, review and approve the terms of any compensation “clawback” or similar policy or agreement between us and our executive officers or other employees subject to Section 16 of the Exchange Act.

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Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter for our compensation committee is available on our website at www.terranorbital.com. During 2022, our compensation committee held four meetings.

Nominating and Corporate Governance Committee

Our Governance Committee consists of Messrs. Newton and Manion and Ms. Petrocelli, with Mr. Newton serving as chairperson. Each member of the Governance Committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Our Governance Committee’s responsibilities include, among other things, to:

•
identify individuals qualified to become Board members, consistent with criteria approved by the Board;
•
recommend to the Board the director nominees for election by the stockholders at each meeting of stockholders at which directors will be elected (including incumbent directors seeking reelection that are subject to the Governance Committee’s nomination process);
•
recommend to the Board the director nominees to fill any vacancies and newly created directorships on the Board;
•
evaluate candidates for Board membership, including those recommended by stockholders in compliance with our Bylaws;
•
develop and recommend to the Board a set of corporate governance guidelines, review such guidelines at least annually and recommend any proposed changes to the Board for approval;
•
oversee the Board’s annual self-evaluation process and the Board’s evaluation of management;
•
conduct an annual performance evaluation of the Governance Committee;
•
review and reassess the adequacy of the Governance Committee’s charter on an annual basis and recommend any proposed changes to the Board for approval; and
•
periodically review and make recommendations to the Board regarding the composition, size, purpose, structure, operations, and charter of each of the Board’s committees, including the creation of additional committees or elimination of existing committees.

Our Governance Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter for our Governance Committee is available on our website at www.terranorbital.com. During 2022, our Governance Committee held three meetings.

Lead Independent Director and Executive Sessions

We have a lead independent director (the “Lead Independent Director”) who is nominated by the Governance Committee and approved by the Board. On March 29, 2022, Stratton Sclavos was appointed as the Lead Independent Director.

Consistent with the NYSE rules, our independent directors held executive sessions without management at each of our five regularly scheduled in-person Board meetings in 2022. The Lead Independent Director presides over all executive sessions of independent directors. See also “Board Leadership Structure and Role of the Lead Independent Director” below regarding the Lead Independent Director's role with respect to our overall Board leadership structure.

Board Leadership Structure and Role of the Lead Independent Director

We believe that the structure of our Board and its committees provides strong overall management of our company. Mr. Bell currently serves as both the chairperson of our Board and as our Chief Executive Officer. Our Board has

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determined that it is in our best interest to not to have a policy regarding the separation of these roles, allowing the Board greater flexibility to establish a leadership structure that fits our needs at any particular point in time. As our Chief Executive Officer, Mr. Bell is best positioned to identify strategic priorities, lead critical discussions on important matters affecting our business, create a firm link between our Board and management to foster effective communication, and execute our business plans. Additionally, Mr. Sclavos, in his capacity as Lead Independent Director, is charged with leading the Board’s independent directors to engagement and consensus, making sure that independent consensus is heard and implemented regarding substantive business matters or governance issues. In this capacity, Mr. Sclavos is able to serve as a liaison between the independent directors and the full Board in discussing issues from the executive sessions of independent directors, ensuring the flow of information and working in unison with Mr. Bell.

Only independent directors serve on the Audit Committee, Compensation Committee, and the Governance Committee of our Board. As a result of the Board’s committee system and the existence of a majority of independent directors, the Board believes it maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, and corporate governance programs. We believe that the leadership structure of our Board, including Mr. Sclavos’ role as lead independent director, as well as the strong independent committees of our Board is appropriate and enhances our Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders, while Mr. Bell’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

The Board’s Role in Risk Oversight

Management will regularly report on any potential material risks to our Board at its meetings. Management reports regularly to the full Board, which also considers our material risks, with input from our various Board committees. Our Audit Committee also has certain statutory, regulatory, and other responsibilities with respect to oversight of risk assessment and risk management. Specifically, the Audit Committee is responsible for reviewing and discussing the policies and guidelines with respect to risk assessment and risk management, as well as discussing with management any major financial and other risk exposures and the steps management has taken to monitor and control such exposures. To the extent the Board has delegated to another Board committee responsibility for the review of risk assessment and risk management policies relating to a particular area or item, the Audit Committee shall discuss and review such processes in a general manner.

Considerations in Evaluating Director Nominees

Our Governance Committee is responsible for reviewing with the Board the appropriate characteristics, skills, and experience required for the Board as a whole and its individual members. Our Governance Committee uses a variety of methods to identify and evaluate director nominees. Our Board has adopted corporate governance guidelines (the “Governance Guidelines”), which set forth the qualification standards and criteria considered by the Governance Committee and Board when evaluating director nominees. We do not have any specific minimum qualifications that our Board requires to be met by a director nominee recommended for a position on our Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. However, some of the qualifications that our Governance Committee considers pursuant to our Governance Guidelines include, without limitation, the candidate’s personal and professional integrity, judgment, corporate and board experience, technology-proficiency, diversity and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board, potential conflicts of interest, and ability to represent the best interests of all stockholders. Members of our Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings. Our Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

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Our Governance Committee also considers the above factors and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, including incumbent directors, our Governance Committee recommends to our full Board the director nominees for selection.

Communications with the Board

Interested parties wishing to communicate with non-management members of our Board may do so by writing and mailing the correspondence to our General Counsel or legal department at 6800 Broken Sound Parkway NW, Suite 200, Boca Raton, Florida 33487. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our Common Stock are held by a broker, bank or nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our Common Stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our General Counsel or legal department, in consultation with appropriate members of our Board as necessary, will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, will route such communications to the appropriate member or members of our Board, or if none is specified, to the chairperson of our Board or the lead independent director if there is not an independent chairperson of our Board.

Our General Counsel or legal department may decide in the exercise of their or its judgment whether a response to any stockholder communication is necessary and shall provide a report to our Governance Committee on a quarterly basis of any stockholder communications received for which the General Counsel or legal department has responded.

This procedure does not apply to (i) communications to non-management directors from our officers or directors who are stockholders or (ii) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, which are discussed further in the answer to the question titled “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? described above in the Questions and Answers section of this proxy statement.

Director Compensation

Non-Employee Director Compensation

Upon consummation of the Business Combination, the Board approved the compensation of non-employee directors on March 29, 2022. Each non-employee director is eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards. Our Board has the discretion to revise non-employee director compensation as it deems necessary.

Cash Compensation. On March 29, 2022, the Board approved the following cash compensation to the non-employee directors for their services to the Board:

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$90,000 per year for service as a board member;
•
$25,000 per year additionally for service as Lead Independent Director;
•
$20,000 per year additionally for service as chairperson of the Audit Committee;
•
$10,000 per year additionally for service as an Audit Committee member;
•
$15,000 per year additionally for service as chairperson of the Compensation Committee;
•
$7,500 per year additionally for service as a Compensation Committee member;
•
$10,000 per year additionally for service as chairperson of the Governance Committee; and
•
$5,000 per year additionally for service as a Governance Committee member.

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All cash payments to non-employee directors, or the retainer cash payments, are paid quarterly in arrears immediately following the quarter in which the services of the respective non-employee directors were performed.

Equity Compensation. On March 29, 2022, the Board approved the following equity compensation to the non-employee directors for their services to the Board:

•
Initial Equity Award: 25,000 restricted stock units (“RSUs”), with three-year vesting from the date of the grant; and
•
Annual Equity Award: 17,500 RSUs, with one year vesting from the date of the grant.

Director Compensation Table for Fiscal Year 2022

The following table provides information regarding compensation of our non-employee directors for service as directors, for the year ended December 31, 2022. Directors who are also our employees receive no additional compensation for their service as directors. During 2022, our sole employee director, Mr. Bell, did not receive any compensation for his service as a director. See “Executive Compensation” for additional information regarding Mr. Bell’s compensation.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards	Total
Richard Y. Newton III (3)	$77,261	$176,800	N/A	$254,061
Tobi Petrocelli (4)	$79,192	$176,800	N/A	$255,992
Douglas L. Raaberg (3)	$83,055	$176,800	N/A	$259,855
James LaChance (5)	$84,987	$176,800	N/A	$261,787
Daniel C. Staton (6)	$69,535	$176,800	N/A	$246,335
Stratton Sclavos (7)	$108,165	$176,800	N/A	$284,965
Thomas E. Manion (4)	$73,398	$176,800	N/A	$250,198

(1) The amounts in this column represent the aggregate dollar amount of fees earned for services as a director, including any annual board retainer, committee retainer, committee chairperson retainer and Lead Independent Director retainer for the 2022 fiscal year following the Business Combination.

(2) The amounts in this column represent the aggregate grant date fair value of RSUs granted in the 2022 fiscal year for financial reporting purposes pursuant to the provisions of Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”) and include each director’s initial RSU award of 25,000 RSUs for election to the Board (the “Initial RSU Award”) and each director’s annual RSU award of 17,500 RSUs for annual service on the Board (the “Annual RSU Award”). The Initial RSU Award and the Annual RSU Award vest on three-year and one-year anniversaries of April 1, 2022, respectively.

(3) As of December 31, 2022, the non-employee director held 57,065 RSUs.

(4) As of December 31, 2022, the non-employee director held 42,500 RSUs.

(5) As of December 31, 2022, Mr. LaChance held 214,911 RSUs.

(6) As of December 31, 2022, Mr. Staton held 525,241 RSUs.

(7) As of December 31, 2022, Mr. Sclavos held 249,389 RSUs.

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Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted the Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, succession planning, risk management and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all of our employees, officers and directors, including our CEO, CFO, General Counsel, Principal Accounting Officer, Controller and other executive and senior financial officers. The full text of the Governance Guidelines and Code of Conduct are available on our website at investors.terranorbital.com.

Insider Trading Policy

Our insider trading policy prohibits all of our officers, directors and employees from trading in our securities (or securities of any other company with which we do business) while in possession of material nonpublic information, other than in connection with a Rule 10b5-1 plan adopted in compliance with the policy.

Under our insider trading policy, our officers, directors, and employees may not (i) trade in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued to such persons by us), including any hedging or similar transaction designed to decrease the risks associated with holding our Common Stock, (ii) pledge, without prior approval, our securities as collateral for loans, or (iii) hold our securities in margin accounts.

In addition, our directors, executive officers, and other individuals designated from time to time by the compliance officer are subject to heightened trading restrictions and must obtain pre-clearance and approval from our compliance officer before engaging in certain transactions involving our securities, except for transactions made under a Rule 10b5-1 plan to the extent the establishment and operation of such plan otherwise complies with Rule 10b-5 and is precleared by our compliance officer.

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PROPOSAL NO. 1—DIRECTOR ELECTION PROPOSAL

Our Board is currently composed of eight members. We have a classified Board consisting of three classes of approximately equal size, each serving staggered three-year terms.

At each annual meeting of stockholders, directors of a specific class of our Board will be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier death, resignation, or removal, except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the Delaware General Corporation Law.

Nominees for the Board

Our Governance Committee has recommended, and our Board has approved, Richard Y. Newton III, Tobi Petrocelli and Douglas L. Raaberg as nominees for election as Class I directors at the 2023 Annual Meeting. If elected, Messrs. Newton and Raaberg and Ms. Petrocelli will serve as directors until the 2026 Annual Meeting and until his or her successor is duly elected and qualified. Messrs. Newton and Raaberg and Ms. Petrocelli are currently directors of the Company. For information concerning the relevant experiences, qualifications, attributes, and skills of the nominee that led our board of directors to recommend these persons as nominees for director, please see the section titled “Board of Directors and Corporate Governance.” Each of Messrs. Newton and Raaberg and Ms. Petrocelli has consented to being named as a nominee in the proxy statement and to continue to serve as a director, if elected; however, in the event that a director nominee is unable or declines to serve as a director at the time of the 2023 Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Richard Y. Newton III and Douglas L. Raaberg and Ms. Tobi Petrocelli. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

Each director is elected by a plurality of the votes cast by the stockholders present or represented by proxy at the 2023 Annual Meeting and entitled to vote in the election of directors. The three director nominees receiving the highest number of “FOR” votes cast by the stockholders entitled to vote at the 2023 Annual Meeting will be elected. Abstentions and broker non-votes will have no effect on the outcome of the vote. You may vote “For” or “Withhold” for the nominee for election as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

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PROPOSAL NO. 2—SHARE AUTHORIZATION PROPOSAL

Background and Overview

On March 17, 2023, the Board unanimously approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase our authorized shares of Common Stock from 300,000,000 to 600,000,000 and to make a corresponding change to the number of authorized shares of capital stock. The form of the proposed Certificate of Amendment effecting the amendment is attached to this proxy statement as Appendix A.

We currently have a total of 350,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 300,000,000 shares of Common Stock and 50,000,000 shares of preferred stock. Our Board is asking our stockholders to approve an amendment that will increase the number of authorized shares of Common Stock from 300,000,000 to 600,000,000 and increase the number of authorized shares of all classes of stock from 350,000,000 to 650,000,000. The number of shares of authorized preferred stock would remain unchanged.

The additional Common Stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding Common Stock. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of our currently outstanding Common Stock, except for effects incidental to increasing the number of shares of our Common Stock outstanding, such as diluting earnings per share, voting power and common shareholdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of our company.

As of March 23, 2023, 144,298,727 shares of Common Stock, $0.0001 par value, were outstanding, leaving 155,701,273 shares of Common Stock available for issuance. As of March 23, 2023, we had reserved, pursuant to our 2021 Omnibus Incentive Plan, which became effective upon consummation of the Business Combination (the “2021 Plan”), 27,227,891 shares of Common Stock. Additionally, as of March 23, 2023, 2022, we had warrants outstanding to purchase 47,608,845 shares of Common Stock, convertible notes outstanding convertible into 42,220,000 shares of Common Stock (inclusive of reserve for approximately two years of PIK interest) and 27,077,304 shares of Common Stock reserved but unissued pursuant to our committed equity facility with B. Riley Capital II, LLC. Thus, as of March 23, 2023, we had 11,567,233 shares of Common Stock that were unissued and unreserved for issuance. We have no shares of preferred stock outstanding. As of the date of this proxy statement, we have a sufficient number of authorized shares of Common Stock under our current Certificate of Incorporation to issue shares of Common Stock upon the exercise of outstanding convertible securities, including the conversion of the Convertible Notes and exercise of the Warrants if the stockholders approve the Share Issuance Proposal, below.

From our inception, we have financed our operations primarily through the sale of equity securities and debt financings. Until we can generate sufficient product revenues, if ever, we expect to finance our cash needs in whole or in part through equity offerings. Our Board is continuously evaluating, including at present, various strategic and financial alternatives to finance our cash needs and has determined that it would be in our best interest to increase the number of authorized shares of Common Stock in order to provide our company with the flexibility to pursue all finance and corporate opportunities involving our Common Stock, which may include private or public offerings of our equity securities utilizing the newly authorized shares of Common Stock, without the need to obtain additional stockholder approvals. The shares will be available for issuance by our Board for proper corporate purposes, including but not limited to, acquisitions, financings and equity compensation plans. Our management believes the increase in authorized share capital is in the best interests of our company and our stockholders and recommends that the stockholders approve the increase in authorized share capital.

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If the authorization of an increase in the available Common Stock is postponed until the foregoing specific needs arise, the delay and expense incident to obtaining approval of the stockholders at that time could impair our ability to meet our objectives. Further, if this proposal is not approved by our stockholders, our financing alternatives will likely be limited by the lack of sufficient unissued and unreserved authorized shares of Common Stock, and stockholder value may be harmed by this limitation. In short, if our stockholders do not approve this proposal, we may not be able to access the capital markets, complete corporate collaborations, partnerships or other strategic transactions, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, if the proposal were adopted, then, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of proposal could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Vote Required

The amendment to our Certificate of Incorporation to increase the authorized shares of our Common Stock from 300,000,000 to 600,000,000 requires a majority of the total voting power of our outstanding Common Stock entitled to vote as of the Record Date. Abstentions will have no effect on the outcome of the vote. Since the NYSE has advised us that the Share Authorization Proposal is a “routine” matter, if you hold your shares in street name and do not provide voting instructions to your broker, your broker has discretion to vote your shares on the Share Authorization Proposal.

If the Share Authorization Proposal is approved by the requisite vote of the stockholders, we will file a certificate of amendment to our Certificate of Incorporation with the Delaware Secretary of State as soon as reasonably practicable after the 2023 Annual Meeting. The amendment will become effective upon filing with the Delaware Secretary of State.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SHARE AUTHORIZATION PROPOSAL.

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PROPOSAL NO. 3—SHARE ISSUANCE PROPOSAL

Background and Overview

On October 31, 2022, we entered into a Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”) with U.S. Bank Trust Company, National Association as collateral agent (the “Convertible Notes Agent”) and Lockheed Martin Corporation (“Lockheed Martin”), providing for the issuance and sale to Lockheed Martin of second lien secured notes (the “Convertible Notes”) in an aggregate principal amount of $100 million (the “Debt Transaction”). In connection with the Debt Transaction, immediately following the closing, Lockheed Martin was issued warrants (the “Warrants”) to purchase 17,253,279 shares of Common Stock.

Why We are Seeking Stockholder Approval

Pursuant to Section 312.03(d) of the NYSE's Listed Company Manual, stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the registrant.

In light of this rule, the terms of the Purchase Agreement require that we will use our reasonable best efforts to obtain stockholder approval for the issuance of shares of Common Stock issuable upon conversion of the Convertible Notes and exercise of the Warrants by Lockheed Martin that would exceed 30% of the Common Stock then outstanding at this 2023 Annual Meeting and that we will include a recommendation by the Board that the stockholders vote in favor of such proposal. If the stockholders do not approve the issuance of all such shares, the terms of the Purchase Agreement require that we use our reasonable best efforts to obtain stockholder approval at the next annual meeting of stockholders and each subsequent annual meeting thereafter, provided that if such approval is not obtained and Lockheed Martin seeks to convert any of its Convertible Notes or exercise any of the Warrants in accordance with the terms of the Purchase Agreement, we may settle the excess above any limit on conversion of the Convertible Notes and exercise of the Warrants set by applicable NYSE rules in cash in accordance with the terms of the Purchase Agreement.

Convertible Notes

The Convertible Notes bear interest at a rate of 10% per annum and will mature on October 31, 2027 (the “Maturity Date”), unless earlier redeemed, repurchased or converted. The Convertible Notes are convertible by holders of the Convertible Notes at any time prior to the Maturity Date into the number of fully-paid and non-assessable shares of Common Stock on the date of conversion obtained by dividing (i) the outstanding principal amount of, and any accrued but unpaid interest on, Lockheed Martin’s Convertible Notes, by (ii) a conversion price equal to $2.898, representing the average of the closing price of the Common Stock for the five trading days immediately preceding the signing of the Agreement (the “Closing Price”), plus a 15% premium. At issuance, the Convertible Notes will be convertible into 34,506,556 shares of Common Stock (subject to adjustment). The conversion price is subject to anti-dilution adjustments customary for convertible debt securities. Upon the occurrence of a “Fundamental Change” (as defined in the Purchase Agreement, which includes, among other things, certain change of control transactions), Lockheed Martin may require us to repurchase all or a portion of its Convertible Notes in cash at a repurchase price equal to 100% of the then applicable principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, subject to the satisfaction of certain conditions set forth in the Purchase Agreement.

Warrants

The Warrants are exercisable at an exercise price equal to $2.898 per share of Common Stock, representing the Closing Price plus a 15% premium.

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Dilution

If our stockholders approve the Share Issuance Proposal, the Convertible Notes will initially be convertible into 34,506,556 shares of our Common Stock (subject to adjustment) and the Warrants would be exercisable into 17,253,279 shares of our Common Stock. The Convertible Notes and Warrants would represent approximately 36%, collectively, of our Common Stock outstanding as of March 23, 2023. As a result, our current stockholders would experience substantial dilution of earnings per share, as well as of ownership percentage and voting rights.

Additional Information

This summary is intended to provide you with basic information concerning the Purchase Agreement, the Convertible Notes and the Warrants. The full text of each agreement was included as an exhibit to our Current Report on Form 8-K filed with the SEC on October 31, 2022.

Vote Required

The full issuance, in accordance with Section 312.03(d) of the NYSE’s Listed Company Manual and the Purchase Agreement, of shares of our Common Stock issuable upon conversion of the Convertible Notes and exercise of the Warrants, requires a majority of the votes cast by the stockholders present or by proxy and entitled to vote on the proposal at the 2023 Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SHARE ISSUANCE PROPOSAL.

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PROPOSAL NO. 4—AUDITOR RATIFICATION PROPOSAL

The Audit Committee has appointed KPMG, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2023. KPMG has served as our independent registered public accounting firm since March 31, 2022.

At the 2023 Annual Meeting, our stockholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our audit committee is submitting the appointment of KPMG to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of KPMG, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of KPMG, our Board may reconsider the appointment. Representatives of KPMG will be present at the 2023 Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

Change in Certifying Accountant

As previously reported on our Current Report on Form 8-K, dated April 6, 2022, upon the approval of the Audit Committee of our Board, WithumSmith+Brown, PC (“WithumSmith+Brown”) was dismissed as our independent registered public accounting firm, and KPMG was engaged as our independent registered public accounting firm effective March 31, 2022. WithumSmith+Brown served as Tailwind Two’s independent registered public accounting firm. KPMG served as the independent registered public accounting firm for Legacy Terran Orbital, which became our wholly owned subsidiary on March 25, 2022 as a result of the closing of the Business Combination. The Audit Committee decided to engage KPMG because, for accounting purposes, our historical financial statements include a continuation of the financial statements of our business.

The report of WithumSmith+Brown on Tailwind Two’s consolidated financial statements as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and for the period from November 18, 2020 (Tailwind Two’s inception) through December 31, 2020, did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than the emphasis of matter regarding the entity’s ability to continue as a going concern as of December 31, 2021. During the period from November 18, 2020 through December 31, 2021 and the subsequent interim period through March 31, 2022, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with WithumSmith+Brown on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of WithumSmith+Brown, would have caused WithumSmith+Brown to make reference thereto in its report on Tailwind Two’s pre-Business Combination financial statements as of December 31, 2021 and for the period from November 18, 2020 through December 31, 2020. During the period from November 18, 2020 through December 31, 2021 and the subsequent interim period through March 31, 2022, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K except for the material weakness that is disclosed under the heading “Item 9A. Controls and Procedures—Evaluation of Controls and Procedures” in Tailwind Two’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 21, 2022.

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During the period from November 18, 2020 through December 31, 2021 and the subsequent period through March 31, 2022, we did not consult with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided by KPMG that was an important factor considered in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act, and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees (in thousands) for professional audit services and other services rendered to our company by KPMG for our fiscal years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees(1)	$2,177	$2,012
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$—

Total Fees	$2,177	$2,012

(1) Includes fees billed for professional services rendered by KPMG for the audit of our consolidated financial statements and the quarterly review of our interim unaudited condensed consolidated financial statements. This category also includes services provided by KPMG in connection with new accounting or audit standards as well as consents and comfort letters issued in connection with our SEC filings.

(2) No audit-related fees were billed by KPMG in 2022 or 2021.

(3) No tax fees were billed by KPMG in 2022 or 2021.

(4) No other fees were billed by KPMG in 2022 or 2021.

In our fiscal year ended December 31, 2022, there were no other professional services provided by KPMG other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Upon the consummation of the Business Combination, the Audit Committee established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, the Audit Committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. Since the adoption of our pre-approval policy in March 2022, all services provided by KPMG have been pre-approved by our audit committee in accordance with the policy.

Vote Required

The ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires a majority of the votes cast by the stockholders present or by proxy and entitled to vote on the proposal at the 2023 Annual Meeting. Abstentions will have no effect on the outcome of the vote. Since the Auditor Ratification Proposal is a “routine” matter, if you hold your shares in street name and do not provide voting instructions to your broker, your broker has discretion to vote your shares on the Auditor Ratification Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AUDITOR RATIFICATION PROPOSAL.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for providing independent, objective oversight of our financial reporting functions and internal controls. The Audit Committee is comprised of three directors, each of whom is “independent” as defined by the existing NYSE listing rules and SEC rules. Members of the Audit Committee must also satisfy the independence requirements of Section 10A(m)(3) of the Exchange Act.

Management is responsible for our internal controls and financial reporting process. KPMG, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of our company for the fiscal year ended December 31, 2022, with our management, and also has discussed with KPMG, the matters required to be discussed by Auditing Standard 1301: Communications with Audit Committees, as amended (adopted as Auditing Standard No. 16, Communications with Audit Committees, but renumbered effective December 31, 2016), as adopted by the PCAOB in Rule 3200. The Audit Committee has received both the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with KPMG that firm’s independence.

Based on the Audit Committee’s discussions with management and our independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements of our company for the fiscal year ended December 31, 2022 be included in our Annual Report on Form 10-K as filed with the SEC on March 23 2023.

The foregoing report has been furnished by the Audit Committee members:

James LaChance, Chairman

Douglas L. Raaberg

Stratton Sclavos

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate SEC filings, in whole or in part, the foregoing Audit Committee Report will not be incorporated by reference into any such filings.

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EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 23, 2023. Our executive officers are appointed by, and serve at the discretion of, our board of directors. We had no other executive officers serving at the end of our fiscal year ended December 31, 2022.

Name	Age	Position
Marc Bell	55	Co-Founder, Chairman and Chief Executive Officer
Gary Hobart	55	Chief Financial Officer, Executive Vice President and Treasurer
Marco Villa	48	Chief Revenue Officer and Executive Vice President
Matthew Gann	39	Senior Vice President, Business Development
Mark Kula	64	Senior Vice President, Programs
Wahid Azizpor	53	Senior Vice President, Manufacturing
Stephen Hobart	57	Senior Vice President, Components and Modules
James Black	51	Senior Vice President, General Counsel and Secretary
Santina Michel	42	Senior Vice President and Chief Human Resources Officer
Jonathan Siegmann	47	Senior Vice President of Corporate Development
Richard Bays	51	Senior Vice President and Chief Information Officer
Mathieu Riffel	38	Vice President and Controller

For Mr. Bell’s biography, see “Continuing Directors.”

Gary A. Hobart has served as our Chief Financial Officer, Executive Vice President and Treasurer since March 25, 2022. Prior to the Business Combination, Mr. Hobart served as Legacy Terran Orbital’s Chief Financial Officer, Executive Vice President and Treasurer from March 29, 2021 until March 25, 2022. In his role, Mr. Hobart is responsible for all of the Company’s financial functions, including accounting, audit, treasury, corporate finance and investor relations. He also oversees and manages all financial controls and compliance activities. Mr. Hobart’s career spans more than 30 years of experience in investment management, banking, corporate finance and law, including 20 years managing equity, debt and alternative investments in both a principal investor and operating managerial role on behalf of multi-billion institutional investment management firms. Since January 2009, Mr. Hobart was a Managing Director of Beach Point Capital Management LP, an investment firm with over $15 billion in assets under management, where he managed equity and debt investments in dozens of companies across multiple industries, including aerospace and defense, healthcare, consumer products and media with enterprise values ranging from $500 million to over $5 billion. Mr. Hobart also served as a Managing Director of Beach Point’s predecessor, Post Advisory Group, from 2004 to 2009. From 2000 to 2004, Mr. Hobart served as Vice President, Leverage Finance Group of Trust Company of the West, now Crescent Capital, and Vice President, Investment Banking of Wasserstein Perella & Company from 1998 to 2000. With over 20 years of experience as a senior investment and finance professional, Mr. Hobart has multi-sector investment experience focused on middle market companies in developing, growth and mature industries. Mr. Hobart holds a B.A. degree from University of California, Los Angeles and a J.D. degree from Georgetown University Law Center.

Dr. Marco Villa has served as our Chief Revenue Officer and Executive Vice President since March 25, 2022 and Chairman of our subsidiary Tyvak International SRL since May 2021. Prior to the Business Combination, Dr. Villa served as Legacy Terran Orbital’s Chief Revenue Officer and Executive Vice President from March 2021 to March 25, 2022. Dr. Villa has been in the space industry for more than 20 years, covering roles from System Engineer to Chief Executive Officer, while being deeply involved in the advent and establishment of the commercialization of space. From January 2015 to May 2021, Dr. Villa served as Tyvak International SRL’s Chief Executive Officer. Dr. Villa was President and Chief Operating Officer of Tyvak Nano-Satellite Systems, Inc. from August 2013 until April 2021. Dr. Villa has been a Board Member of Vecio AAPL, LLC since 2020. Since 2019, Dr. Villa has been a Board Member of GeoOptics, Inc. and a Board Member of The University of Kansas School of Engineering Advisory

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Board. Dr. Villa was Founder and Partner of mv2space, LLC, a consultancy company specialized on corporate strategy, financial and business execution in high technology industries, from October 2010 to October 2018. From September 2011 to December 2014, Dr. Villa served as Advisor Aerospace and High Technology at Floyd Associates. Dr. Villa was Director of Mission Operations at Space Exploration Technologies from July 2007 through July 2013, with direct responsibility for the definition and execution of the Dragon spacecraft’s mission to the International Space Station. Dr. Villa earned a B.S. from Politecnico di Milano, and two M.S. degrees and a Doctor of Engineering from The University of Kansas.

Matthew Gann has served as Senior Vice President, Business Development, since November 2021. Prior to that role, he was Director, Defense and Intelligence for Legacy Terran Orbital from 2020-2021 and Program Manager from 2018-2020. Previously, from 2016 to 2018, he was a Modeling and Simulation Manager and Principal Systems Engineer with L3 Interstate Electronics. Mr. Gann spent nine years with Raytheon Company between 2007 and 2016, in engineering roles. Mr. Gann has a B.S. in Electrical/Computer Engineering, an M.S. in Computer Engineering, both from Missouri University of Science and Technology, and an M.S. in Systems Engineering from Worcester Polytechnic Institute.

Mark Kula has been responsible for all domestic program operations at Terran Orbital and Legacy Terran Orbital since January 2022, serving as Vice President and then Senior Vice President, Programs. He previously was the President of WhiteFox Defense Technologies, a counter-drone and airspace management company, from March 2019 to January 2022. Mark worked as the Director for International Military Aircraft Programs for aerospace and defense company Moog Aircraft from 2018-2019. Prior to Moog Aircraft, Mark was the Vice President and General Manger of Raytheon’s Tactical Airborne Systems business unit from 2011 and spent 15 years with Northrop Grumman Corporation in roles of increasing responsibility, eventually serving as Vice President of its Combat and Information Systems business unit. Mark holds a B.S.E.E. from Rensselaer Polytechnic Institute and a General Managers Program Certificate from Harvard Business School.

Wahid Azizpor has served as our Senior Vice President, Manufacturing since April 2022. Previously Mr. Azizpor worked at aerospace and defense company Lockheed Martin from 1998 to 2022, in various roles, most recently as Director, Program Management from January 2021 to April 2022, Director of Enterprise Transformation from 2019 to 2021, and Director of Operations from 2014 to 2019. Mr. Azizpor was Director of the Mechanical Manufacturing Center (MMC) at Lockheed Martin, responsible for managing multiple manufacturing areas responsible for manufacturing the Fleet Ballistic Missile, Solar Arrays and Mechanisms, Structures, Additive Manufacturing, Robotics, Automation, and Augmented Reality. Prior to leading MMC, Mr. Azizpor was a production support Engineering Manager, where he was responsible for supporting all programs with proposals, planning, development, and manufacturing. Mr. Azizpor served in numerous other positions with Lockheed Martin earlier in his career, including as a Product Team Lead and Power Analyst and started with the company as a Manufacturing Engineer designing unique equipment for production.

Stephen Hobart has served as our Senior Vice President, Components and Modules since January 2023. From 2020 to 2022, he previously served as executive in several startup companies, including Vice President, Systems Engineering at launch vehicle and propulsion provider Astra Space, Inc., Senior Vice President of Engineering at Virgin Hyperloop, a transportation technology company, and Vice President of Engineering & Strategy at SpinLaunch, a space launch company, leading Engineering, Program Management & Operation teams. From 2009 to 2019 he was the responsible Executive at Blue Origin, a launch vehicle manufacturer, leading all of the product development programs. He served as Vice President, New Shepard Business Unit and previously was the Director of Program Integration leading New Shepard, New Glenn and Engine programs. Mr. Hobart began his career at Pratt & Whitney Rocketdyne and predecessors Boeing Propulsion Systems and Rockwell International, Rocketdyne from 1988 to 2009, where he was a system development engineer progressing to Program & Strategic leadership roles developing systems for DoD & NASA programs. Mr. Hobart holds a B.S. Degree in Mechanical Engineering from University of California, Santa Barbara and an M.B.A. from University of Southern California, Marshall School of Business.

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James Black has served as our Senior Vice President, General Counsel and Secretary since August 2022. He previously served as US Head of Legal for Arqit Inc., a quantum encryption technology company in 2022 and Vice President and Deputy General Counsel, North America for UK defense company Ultra Electronics from 2020 to 2022. During 2019, he was the Chief Legal Officer of Nasdaq-listed biotech company Osiris Therapeutics Inc., prior to its acquisition by Smith & Nephew. From 2010 to 2018 he held various roles with aerospace and defense company Orbital ATK, Inc. and its predecessor Orbital Sciences Corporation, including Vice President and Deputy General Counsel, before serving as Director and Corporate Counsel at defense contractor Northrop Grumman, following its acquisition of Orbital in 2018. Mr. Black began his legal career with the international law firm Hogan & Hartson LLP, now Hogan Lovells US, where he was an associate from 2004 to 2009 following a clerkship at the United States District Court for the Eastern District of Virginia. Mr. Black holds a B.S. degree from James Madison University, M.A. degree from The George Washington University and a J.D. degree from William and Mary Law School.

Santina Michel has served as Senior Vice President and Chief Human Resources Officer since December 2022. Prior to that, Ms. Michel served as Senior Vice President of Operations for Terran Orbital from 2021 to 2022. From 2019 to 2021, she served in Business Operations Management at software company Ultimate Software, presently known as UKG. In 2017, Ms. Michel joined Marc Bell Capital, an investment firm with focus on venture capital, aerospace, private equity, finance, hospitality, and entertainment, where she held various roles, including Managing Director. Prior to Marc Bell Capital, Ms. Michel worked for five years in operations at Sun Capital Partners, a private equity firm. Ms. Michel holds a B.S. degree in Finance and a Bachelor of Science degree in International Business, as well as an M.B.A. from Florida Atlantic University.

Jonathan Siegmann has served as Senior Vice President of Corporate Development of Terran Orbital and Legacy Terran Orbital since January 2022. Mr. Siegmann previously served in investment management as Research Analyst and Portfolio Manager for Fidelity Management and Research Company from 2007-2021. At Fidelity, Mr. Siegmann most recently served as lead manager for Fidelity’s Select Defense and Aerospace fund and was responsible for research coverage all North American aerospace, defense, and new space companies. Prior to Fidelity, Mr. Siegmann held various positions at BASF Corporation, a chemical company, from 1998-2007. Mr. Siegmann received a B.S. from Rensselaer Polytechnic Institute and an M.B.A. from New York University’s Stern School of Business and is a Chartered Financial Analyst® holder from the CFA Institute.

Richard Bays has served as our Senior Vice President and Chief Information Officer since March 2022. He previously worked at LMI, a government consulting company, as Lead Technical Advisory to the DoD (Ft. Belvoir) working on a government cloud modernization project from 2021 to 2022. From 2020 to 2021, he worked at Trace7, a DoD proposal consulting organization, as senior technical consultant. Prior to that experience, he served as CIO, Vice President of IT for Vertex Aerospace (formerly L3 Vertex), an aerospace and defense company that focuses on aircraft sustainment for the DoD, between 2013 to 2020. Richard began his career in 1997 with OmniSYS, Inc., a healthcare-based organization that processes medical benefits claims, and served in roles of increasing responsibility, eventually serving as Vice President of IT and Risk Management for OmniSYS. Inc. He has a B.S. in Physics with a minor in Computer Science and Mathematics and an M.B.A. in Information Technology Management from Florida Institute of Technology.

Mathieu Riffel has served as our Vice President and Controller since March 2022. Prior to the Business Combination, Mr. Riffel served as Vice President and Controller of Legacy Terran Orbital from July 2021 until March 2022. At ADT Inc., Mr. Riffel served as Director of Finance from December 2020 to July 2021 and as Director of External Reporting from August 2018 to November 2020. From August 2008 to July 2018, Mr. Riffel held progressive roles in KPMG LLP’s audit practice, leaving the firm as an Audit Senior Manager. Mr. Riffel is a Certified Public Accountant in the state of Florida and graduated from the University of Florida with both a bachelor’s and a master’s degree in Accounting.

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EXECUTIVE COMPENSATION

Overview

We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies. The scaled disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer, our two most highly compensated executive officers, other than the principal executive officer, whose total compensation for 2022 exceeded $100,000 and who were serving as executive officers as of December 31, 2022, and up to two individuals for whom disclosure would have been required but for the fact that these individuals were not serving as executive officers of the Company at the end of the last completed fiscal year. We refer to these individuals as “named executive officers.” For the year ended December 31, 2022, our named executive officers were:

•
Marc Bell, Co-Founder, Chairman and Chief Executive Officer;
•
Gary Hobart, Chief Financial Officer, Executive Vice President and Treasurer;
•
Marco Villa, Chief Revenue Officer and Executive Vice President; and
•
Anthony Previte (deceased), former Co-Founder, Director, Chief Strategy Officer and Executive Vice President.

As required under SEC rules, this narrative disclosure and the 2022 Summary Compensation Table below describes the compensation of our named executive officers and additional disclosure of compensation-related actions that help to give context to the disclosure provided. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future could vary significantly from our historical practices and programs summarized in this discussion. We expect that, over time, the Company’s executive compensation programs will evolve to reflect our status as a newly publicly-traded company, while still supporting our overall business and compensation objectives.

Narrative Disclosure to the Summary Compensation Table

Annual Base Salary

Annual base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, we seek to provide an annual base salary level designed to reflect each executive officer’s scope of responsibility and accountability. During 2022, each of Messrs. Bell’s, Hobart’s, Villa’s and Previte’s annual base salary was $995,000, $425,000, $450,000 and $995,000, respectively. Please see the “Salary” column in the 2022 Summary Compensation Table for the annual base salary received by each of the named executive officers in 2022.

Annual Bonuses

During 2022, each of Messrs. Bell, Hobart, Villa and Previte was eligible to earn an annual performance-based bonus based on achievement of certain goals, with an annual target bonus opportunity equal to 200%, 75%, 100% and 100%, respectively, of annual base salary.

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The performance criteria for each of Messrs. Bell, Hobart, Villa and Previte was based on the following criteria:

i.
achieving strategic goals that included completing a capital raise transaction with an implied pre-money enterprise value for the Company of at least $1.0 billion;
ii.
achieving financial performance goals that included growing backlog and consolidated revenue year-over-year;
iii.
achieving capacity and operating goals that included expanding facility throughput capacity and worldwide employee headcount year-over-year; and
iv.
advancing senior leadership development and recruitment goals including in the functional areas of engineering and design; manufacturing, production and supply chain; business development and program management; and certain corporate and administrative areas.

Based on the achievement of the above performance criteria, the Board determined that bonuses for our named executive officers should be paid at 100% of target for each of Messrs. Bell and Hobart. Bonus payments for 2022 were approved by our Board and were paid in December 2022 for Mr. Bell and February 2023 for Mr. Hobart, as shown in the “Non-Equity Incentive Plan Compensation” column in the 2022 Summary Compensation Table.

Equity Awards

Prior to the Business Combination, restricted stock unit awards were granted by Legacy Terran Orbital to Messrs. Bell, Hobart, Villa and Previte. Following the Business Combination, these awards were cancelled and exchanged for replacement restricted stock units of the Company (the “Substitute RSUs”) under the 2021 Plan. The Substitute RSUs were approved by the Compensation Committee on July 1, 2022. The Substitute RSUs generally continue the same terms and conditions of the original restricted stock unit awards that were awarded by Legacy Terran Orbital, except that the number of shares were adjusted for the exchange ratio used in the Business Combination, and except for other immaterial, conforming and administrative changes.

Certain Substitute RSUs replace restricted stock awards granted in March 2021, which vest in installments over a four-year vesting period. Other Substitute RSUs replace restricted stock awards that were granted in January and February 2022 for retention purposes in contemplation of the Business Combination. These awards vest based on the achievement of certain share price hurdles and continued employment as follows:

o
Restricted stock units granted by Legacy Terran Orbital in January 2022, were replaced by (x) Substitute RSUs covering 135,084 RSUs for Mr. Bell, 57,707 RSUs for Mr. Hobart, 61,100 RSUs for Mr. Villa and 135,084 RSUs for Mr. Previte (as adjusted for the exchange ratio), which vest subject to (A) the market price of our Common Stock being at or greater than $11 per share in 20 out of 30 trading days during a five-year period commencing on the closing date of the Business Combination (i.e., March 25, 2022) (the “$11 Retention RSU Hurdle”) and (B) continued employment through the first anniversary of the closing date of the Business Combination (i.e., March 25, 2023), and (y) Substitute RSUs covering 114,312 RSUs for Mr. Bell, 48,825 RSUs for Mr. Hobart, 51,722 RSUs for Mr. Villa and 114,312 RSUs for Mr. Previte, which vest subject to (A) the market price of our Common Stock being at or greater than $13 per share in 20 out of 30 trading days during a five-year period commencing on the closing date of the Business Combination (i.e., March 25, 2022) (the “$13 Retention RSU Hurdle”) and (B) continued employment through the first anniversary of the closing date of the Business Combination (i.e., March 25, 2023).

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o
Restricted stock units granted by Legacy Terran Orbital in February 2022, were replaced by (x) Substitute RSUs covering 40,522 RSUs for Mr. Bell, 17,323 RSUs for Mr. Hobart, 18,345 RSUs for Mr. Villa and 40,522 RSUs for Mr. Previte (as adjusted for the exchange ratio), which vest subject to achievement of the $11 Retention RSU Hurdle and continued employment through the closing date of the Business Combination (i.e., March 25, 2023), and (y) Substitute RSUs covering 34,288 RSUs for Mr. Bell, 14,647 RSUs for Mr. Hobart, 15,503 RSUs for Mr. Villa and 34,288 RSUs for Mr. Previte (as adjusted for the exchange ratio), which vest subject to achievement of the $13 Retention RSU Hurdle and continued employment through the first anniversary of the closing date of the Business Combination (i.e., March 25, 2023).

New 2022 Awards

In addition, in 2022, Messrs. Bell , Hobart and Villa were granted 750,000, 500,000, and 1,000 RSUs, respectively, under our 2021 Plan, which vest in four equal annual installments on each anniversary of the date of grant.

Other Compensation

During 2022, each of Messrs. Bell, Hobart and Villa received a 401(k) match equal to $2,880, $6,000 and $6,000, respectively. Additionally, during 2022, we paid $12,696, $17,016, and $10,668 for a supplemental executive health care policy for Messrs. Hobart, Villa and Previte, respectively.

2022 Summary Compensation Table

The following table shows information regarding the compensation of the named executive officers for services performed in the year ended December 31, 2022.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Marc Bell	2022	$995,000	$—	$4,708,458	$1,990,000	$2,881	$7,696,339
Chief Executive Officer	2021	$803,654	$—	$5,685,698	$1,592,000	$125,000	$8,206,352
Gary Hobart	2022	$425,000	$—	$2,485,643	$318,750	$18,696	$3,248,089
Chief Financial Officer	2021	$323,654	$200,000	$2,862,747	$342,774	$—	$3,729,175
Marco Villa	2022	$450,000	$—	$1,236,985	$—	$23,016	$1,710,001
Chief Revenue Officer	2021	$439,423	$140,000	$3,003,349	$321,741	$16,524	$3,921,037
Anthony Previte (deceased)	2022	$524,289	$—	$2,728,458	$—	$10,668	$3,263,415
Chief Strategy Officer (Former)	2021	$872,885	$200,000	$12,439,047	$770,000	$10,356	$14,292,288

(1) Upon consummation of the Business Combination, Mr. Bell was appointed to serve as our Chairman, Chief Executive Officer and President, Mr. Hobart was appointed to serve as our Chief Financial Officer, Executive Vice President and Treasurer, Mr. Villa was appointed to serve as our Chief Revenue Officer and Executive Vice President and Mr. Previte was appointed to serve as our Chief Strategy Officer, Executive Vice President and a member of our Board. From March 2021 until March 2022, Mr. Bell served as Legacy Terran Orbital’s Chairman, Chief Executive Officer and President, Mr. Hobart served as Legacy Terran Orbital’s Chief Financial Officer, Mr. Villa served as Legacy Terran Orbital’s Chief Revenue Officer and Executive Vice President and Anthony Previte served as Legacy Terran Orbital’s Chief Strategy Officer and Executive Vice President.

(2) Each of Messrs. Hobart, Villa and Previte was paid a one-time signing and relocation bonus equal to $200,000, $140,000 and $200,000, respectively, in 2021.

(3) The amounts represented in the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock units awarded during the reported fiscal year, computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a description of the methodologies and assumptions used to determine the compensation costs of the awards granted in 2022, see the “Fair Value Measurements” section located in the “Critical Accounting Policies and Estimates” section under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. All of the outstanding share-based compensation awards granted under the 2014 Plan prior to the Business

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Combination were cancelled and substituted for share-based compensation awards under the 2021 Plan in the same form and on substantially the same terms and conditions. The award amounts for Messrs. Bell, Hobart, Villa and Previte include $2,728,458, $1,165,643, $1,234,345 and $2,728,458, respectively, related to the RSUs subject to the $11 Retention RSU Hurdle and the RSUs subject to the $13 Retention RSU Hurdle.

(4) Bonus payments for 2021 were approved by the Board and were paid in April 2022. Bonus payments for 2022 were approved by the Board and were paid in December 2022 for Mr. Bell and February 2023 for Mr. Hobart.

(5) Prior to becoming Legacy Terran Orbital’s CEO, Mr. Bell was paid a consulting fee equal to $125,000 in 2021. During 2021, the Company paid for a supplemental executive health care policy for Mr. Previte and Mr. Villa. During 2022, each of Messrs. Bell, Hobart and Villa received a 401(k) match equal to $2,881, $6,000 and 6,000, respectively. Additionally, during 2022 we paid $12,696, $17,016 and $10,668 for a supplemental executive health care policy for each of Mr. Hobart, Mr. Villa and Mr. Previte, respectively.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2022:

	Stock Awards

Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)

Marc Bell	2,198,216(2)	$3,473,182	324,206(3)	$512,246

Gary Hobart	1,224,108(4)	$1,934,091	138,502(5)	$218,834

Marco Villa	773,025(6)	$1,221,380	146,670(7)	$231,739

Anthony Previte (deceased)	0	0	0	0

(1) Calculated by multiplying the number of shares or units of stock that have not vested by the closing price of our Common Stock as reported on the NYSE on December 31, 2022 of $1.58.

(2) Consists of (i) 750,000 RSUs granted on November 4, 2022, which vest in four equal annual installments on each anniversary of November 4, 2022 and (ii) 1,448,216 Substitute RSUs with respect to restricted stock units granted by Legacy Terran Orbital on March 15, 2021, which vest in installments over a four-year vesting period, subject to continuous service and the occurrence of a liquidity event, which was satisfied upon the completion of the Business Combination.

(3) Consists of (i) 175,606 Substitute RSUs with respect to restricted stock units granted by Legacy Terran Orbital in January and February of 2022, which vest subject to the market price of our Common Stock being at or greater than the $11 Retention RSU Hurdle and continuous employment through the first anniversary of the closing date of the Business Combination (i.e., March 25, 2023) and (ii) 148,600 Substitute RSUs with respect to restricted stock units granted by Legacy Terran Orbital in January and February of 2022, which vest subject to the market price of our Common Stock being at or greater than the $13 Retention RSU Hurdle and continuous employment through the first anniversary of the closing date of the Business Combination (i.e., March 25, 2023).

(4) Consists of (i) 500,000 RSUs granted on November 4, 2022, which vest in four equal annual installments on each anniversary of November 4, 2022 and (ii) 724,108 Substitute RSUs with respect to restricted stock units granted by Legacy Terran Orbital on March 15, 2021, which vest in installments over a four-year vesting period, subject to continuous service and the occurrence of a liquidity event, which was satisfied upon the completion of the Business Combination.

(5) Consists of (i) 75,030 Substitute RSUs with respect to restricted stock units granted by Legacy Terran Orbital in January and February of 2022, which vest subject to the market price of our Common Stock being at or greater than the $11 Retention RSU Hurdle and continuous employment through the first anniversary of the closing date of the Business Combination (i.e., March 25, 2023) and (ii) 63,472 Substitute RSUs with respect to restricted stock units granted by Legacy Terran Orbital in January and February of 2022, which vest subject to the market price of our Common Stock being at or greater than the $13 Retention RSU Hurdle and continuous employment through the first anniversary of the closing date of the Business Combination (i.e., March 25, 2023).

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(6) Consists of (i) 1,000 RSUs granted on November 4, 2022 and vesting in four equal annual installments on each anniversary of November 4, 2022, (ii) 461,692 Substitute RSUs with respect to restricted stock units granted by Legacy Terran Orbital on February 24, 2021, which vest in installments over a four-year vesting period, subject to continuous service and the occurrence of a liquidity event, which was satisfied upon the completion of the Business Combination and (iii) 310,333 Substitute RSUs with respect to restricted stock units granted by Legacy Terran Orbital on March 15, 2021, which vest in installments over a four-year vesting period, subject to continuous service and the occurrence of a liquidity event, which was satisfied upon the completion of the Business Combination.

(7) Consists of (i) 79,445 Substitute RSUs with respect to restricted stock units granted by Legacy Terran Orbital in January and February of 2022, which vest subject to the market price of our Common Stock being at or greater than the $11 Retention RSU Hurdle and continuous employment through the first anniversary of the closing date of the Business Combination (i.e., March 25, 2023) and (ii) 67,225 Substitute RSUs with respect to restricted stock units granted by Legacy Terran Orbital in January and February of 2022, which vest subject to the market price of our Common Stock being at or greater than the $13 Retention RSU Hurdle and continuous employment through the first anniversary of the closing date of the Business Combination (i.e., March 25, 2023).

Executive Compensation Arrangements

Executive Employment Agreements

Marc Bell

Effective as of March 15, 2021, Mr. Bell entered into an employment agreement with Legacy Terran Orbital, which was amended and restated effective as of October 23, 2021 (the “Bell Employment Agreement”). The Bell Employment Agreement provides for, among other things, (i) a five-year employment term, which may be earlier terminated pursuant to the terms and conditions of the agreement, (ii) an annual base salary at least equal to $995,000, (iii) an annual target bonus opportunity equal to 200% of his annual base salary, (iii) eligibility to participate in any benefits plans generally made available to other executives and to receive vacation or sick time in accordance with our policy, (iv) business expense reimbursement, including for business class flights or better flights (if business class is unavailable) and for non-leisure class hotels for business travel.

In addition to earned but unpaid compensation and accrued but unpaid expenses, upon Mr. Bell’s termination of employment by Legacy Terran Orbital without “cause” (as defined below) or by him for “good reason” (as defined below), in each case subject to his timely execution of a separation agreement and a release and his continued compliance the restrictive covenants contained in the Bell Restrictive Covenant Agreement (as defined below) and the terms of any other confidentiality, non-disclosure or similar agreement between Mr. Bell and Legacy Terran Orbital or any of its affiliates, Mr. Bell would be entitled to receive the following severance payments and benefits:

(i)
an amount equal to 36 months of his then current annual base salary, paid in a lump sum within 70 days following his termination of employment;
(ii)
an amount equal to his target annual bonus for the year in which the termination occurs, paid in a lump sum within 70 days following his termination of employment;
(iii)
full acceleration of all outstanding equity awards granted to him as of the date of his termination of employment, except for any equity award that has not been outstanding for at least 12 months as of the date of his termination of employment; and
(iv)
subject to (x) his timely election of continuation coverage under COBRA, and (y) his continued copayment of premiums at the same level and cost to him as if he were an employee (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), continued payment of his health, dental, and vision insurance coverage during the 18-month period following the date of termination to the same extent that Legacy Terran Orbital paid for such coverage immediately prior to the date of termination of employment, in a manner intended to avoid any excise tax under Section 4980D of the Code, subject to the eligibility requirements and other terms and conditions of such insurance plans then in place.

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The Bell Employment Agreement provides that, if any payments and other benefits provided for under the Bell Employment Agreement or otherwise to Mr. Bell constituted “parachute payments” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, then any post-termination severance benefits would be either: (x) delivered in full, or (y) delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by him on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

For purposes of the Bell Employment Agreement, the term “cause” means Mr. Bell’s: (i) conviction or plea of nolo contendere of any felony; (ii) deliberate and repeated refusal to perform the customary and legal employment duties reasonably related to his position (other than as a result of vacation, sickness, illness or injury); (iii) in the good faith judgment of Legacy Terran Orbital, fraud or embezzlement of Legacy Terran Orbital property or assets; (iv) willful misconduct or gross negligence that may, in the good faith judgment of Legacy Terran Orbital, result in a breach of trust or have a material adverse effect on Legacy Terran Orbital; or (v) breach or violation of any provision of the Bell Employment Agreement.

For purposes of the Bell Employment Agreement, the term “good reason” means a termination of employment by Mr. Bell within 90 days of the initial existence of one of the conditions described below, which occurred without his consent: (i) a material diminution in his annual base salary; (ii) a material diminution in his authority, duties, or responsibilities as compared to those on the date of the Bell Employment Agreement; (iii) a change of more than 75 miles in the geographic location at which Mr. Bell must perform the services under the Bell Employment Agreement; or (iv) any other action or inaction that constitutes a material breach of the Bell Employment Agreement by Legacy Terran Orbital. In order to terminate his employment for “good reason”, Mr. Bell is required to provide notice to us of the existence of the applicable condition described above within 30 days of the initial existence of the condition, and Legacy Terran Orbital would then be provided a period of 60 days from receipt of such notice during which it could remedy the condition. In addition to the foregoing, Mr. Bell is entitled to terminate his employment for any reason within 90 days following the occurrence of a Change in Control (as such term is defined under the 2014 Plan) and such termination shall be deemed to be a termination by Mr. Bell for “good reason” for all purposes of the Bell Employment Agreement.

Effective as of March 15, 2021, Mr. Bell was subject to an at-will employment, inventions assignment, non-compete, non-disclosure, and arbitration agreement, which subjects him to a noncompetition restriction during employment and for 12 months following his termination of employment for any reason, a nonsolicitation restriction during employment and for 12 months following his termination of employment for any reason, a perpetual duty of nondisclosure with respect to confidential information, and an assignment of inventions provision (the “Bell Restrictive Covenant Agreement”).

Marco Villa

Effective as of March 22, 2021, Mr. Villa entered into an employment agreement with Legacy Terran Orbital (the “Villa Employment Agreement”). The Villa Employment Agreement provides for (i) a five-year employment term, which may be earlier terminated pursuant to the terms and conditions of the agreement, (ii) an annual base salary equal to $450,000, (iii) a one-time signing and relocation bonus equal to $140,000, (iv) an annual target bonus opportunity equal to 100% of his annual base salary, (v) eligibility to participate in any benefits plans generally made available to other executives and to receive vacation or sick time in accordance with our policy, (vi) business expense reimbursement, including for business class or better flights (if business class is unavailable) and for non-leisure class hotels for business travel and (v) a grant of restricted stock units under the 2014 Plan, the material terms of which are described below.

Upon any termination of his employment, Mr. Villa (or his designated beneficiary or estate, as the case may be) would be entitled to receive any accrued but unpaid annual base salary and expenses required to be reimbursed, and

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any vacation accrued but unused to the date of termination. In addition, upon Mr. Villa’s termination of employment without “cause” (as defined below) or by him for “good reason” (as defined below), in each case, not including a termination on the expiration of the employment term, and subject to his execution of a separation agreement and a release and his continued compliance with respective covenants, Mr. Villa would be entitled to receive the following severance payments and benefits: (i) an amount equal to 24 months of his then current annual base salary (“Base Salary Severance”), paid in a lump sum within 70 days following his termination; (ii) an amount equal to his target annual bonus for the year in which the termination occurs, paid in a lump sum within 70 days following his termination; (iii) all the outstanding equity awards granted to him by us or any affiliates shall become immediately vested in full as of the date of his termination, provided that this acceleration provision shall not apply to any equity award that has not been outstanding for at least 12 months as of the date of his termination of employment; and (iv) subject to (x) his timely election of continuation coverage under COBRA, and (y) his continued copayment of premiums at the same level and cost to him as if he were an employee (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), continued payment by us of his health, dental, and vision insurance coverage during the 18-month period following the date of termination to the same extent that we paid for such coverage immediately prior to the date of termination, in a manner intended to avoid any excise tax under Section 4980D of the Code, subject to the eligibility requirements and other terms and conditions of such insurance plans then in place.

The Villa Employment Agreement provides that in the event that any payments and other benefits provided for under the employment agreement or otherwise to Mr. Villa (i) constituted “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code, then any such post-termination severance benefits would be either: (x) delivered in full, or (y) delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by him on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

Pursuant to the Villa Employment Agreement, Mr. Villa agreed to comply with terms of any confidentiality, nondisclosure or similar agreements between him and us and any of our affiliates.

Under the Villa Employment Agreement, we can terminate Mr. Villa’s employment for cause at any time after providing written notice to him, if after providing him with notice of the breach, he failed to cure the breach, if curable, within seven days after receipt of the notice of breach. For purposes of the Villa Employment Agreement, the term “cause” meant: (i) conviction or plea of nolo contendere of any felony; (ii) deliberate and repeated refusal to perform the customary and legal employment duties reasonably related to his position (other than as a result of vacation, sickness, illness or injury); (iii) in our good faith judgment, fraud or embezzlement of our property or assets; (iv) willful misconduct or gross negligence with respect to us that may, in our good faith judgment, result in a breach of trust or have a material adverse effect on us; or (v) a breach or violation of any provision of the employment agreement.

The Villa Employment Agreement provides that Mr. Villa could terminate his employment under the employment agreement for “good reason”, which means a termination of employment by him within 90 days of the initial existence of one of the conditions described below which occurs without his consent: a material diminution in his annual base salary; (ii) material diminution in his authority, duties, or responsibilities as compared to those on the date of the employment agreement; (iii) a change of more than 75 miles in the geographic location at which he must perform the services under the employment agreement; or (iv) any other action or inaction that constitutes a material breach of employment agreement by us. In order to terminate for good reason, Mr. Villa would have needed to provide notice to us of the existence of the applicable condition described above within 30 days of the initial existence of the condition, and we would then be provided a period of 60 days from receipt of such notice during which it could remedy the condition.

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Effective March 22, 2021, Mr. Villa entered into an at-will employment, inventions assignment, non- compete, non-disclosure, and arbitration agreement, with Legacy Terran Orbital. The at-will employment, inventions assignment, non-compete, non-disclosure, and arbitration agreement provides for the same terms and conditions as the Bell Restrictive Covenant Agreement.

Mr. Villa continues to be employed under the terms of his employment agreement with Legacy Terran Orbital and continues to be subject to the terms of the at-will employment, inventions assignment, non- compete, non-disclosure, and arbitration agreement.

Gary A. Hobart

Effective as of March 29, 2021, Gary Hobart entered into an employment agreement with Legacy Terran Orbital (the “G Hobart Employment Agreement”). The G Hobart Employment Agreement provides for the same terms and conditions as the Villa Employment Agreement, except as described below.

The G. Hobart Employment Agreement provides for an annual base salary equal to $425,000, a one-time signing and relocation bonus equal to $200,000 and an annual target bonus opportunity equal to 75% of his annual base salary.

Effective March 29, 2021, Gary Hobart entered into an at-will employment, inventions assignment, non- compete, non-disclosure, and arbitration agreement, with Legacy Terran Orbital. The at-will employment, inventions assignment, non-compete, non-disclosure, and arbitration agreement provides for the same terms and conditions as the Bell Restrictive Covenant Agreement.

Gary Hobart continues to be employed under the terms of his employment agreement with Legacy Terran Orbital and continues to be subject to the terms of the at-will employment, inventions assignment, non- compete, non-disclosure, and arbitration agreement.

401(k) Plan

Tyvak Nano-Satellite Systems, Inc. (“Tyvak”), the primary operating subsidiary of Terran Orbital, previously maintained a qualified 401(k) savings plan, which allows participants to defer a percentage cash compensation up to the maximum amount allowed under Internal Revenue Service guidelines. This savings plan was restated, effective January 3, 2022, and its name changed from Tyvak Nano Satellite Systems, Inc. 401(k) Plan to Terran Orbital Corporation 401(k) Profit Sharing Plan & Trust (the “401(k) Plan”). During 2022, each of the named executive officers participated in the 401(k) Plan, and we matched such named executive officers’ contributions in the amounts described in the section “2022 Compensation of Named Executive Officers”, above. We do not maintain, sponsor or otherwise have any liability with respect to any defined benefit pension plan or nonqualified deferred compensation plan.

Section 162(m) Considerations

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation paid to any covered employee in excess of $1,000,000 per year. Under Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017, the term “covered employee” generally means the chief executive officer, chief financial officer and each named executive officer whose compensation is required to be reported for the relevant fiscal year. Our Compensation Committee retains authority to make payments or grant awards that are not fully deductible if, in its sole discretion, such payments are necessary to achieve our compensation objectives and to protect stockholder interests.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of March 23, 2023 by:

•
each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;
•
each of our named executive officers and directors; and
•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants, the conversion of convertible notes, or the vesting of restricted stock units, within 60 days of March 23, 2023. Shares subject to warrants or convertible notes that are currently exercisable/convertible, or exercisable/convertible within 60 days of March 23, 2023, or subject to restricted stock units that vest within 60 days of March 23, 2023 are considered outstanding and beneficially owned by the person holding such warrants, convertible notes or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Subject to individual adjustments as a result of ownership of certain warrants, convertible notes or RSUs as noted above, we have based our calculation of the percentage of beneficial ownership on 144,298,727 shares of our Common Stock outstanding as of March 23, 2023.

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Name and Address of Beneficial Owners	Number of Shares	% of Ownership
Five Percent Holders:
Lockheed Martin Parties(1)	66,623,643	33.7%
Beach Point Capital Parties(2)	14,126,052	9.7%
Francisco Partners Parties(3)	13,129,700	8.6%
Previte Parties(4)	9,872,117	6.8%
Directors and Executive Officers:
Marc H. Bell	12,382,531	8.6%
Marco Villa	6,309,419	4.4%
Gary A. Hobart	482,738	*
James S. Black	0	*
Wahid Azizpor	0	*
Richard Bays	0	*
Matthew Gann	87,075	*
Steve Hobart	0	*
Mark Kula(5)	19,567	*
Santina Michel	38,536	*
Mathieu Riffel	15,034	*
Jonathan Siegmann	0	*
Daniel C. Staton(6)	13,107,151	9.1%
James LaChance(7)	430,986	*
Thomas E. Manion(8)	25,833	*
Richard Y. Newton III(9)	36,755	*
Tobi Petrocelli(10)	25,833	*
Douglas L. Raaberg(11)	36,755	*
Stratton Sclavos(12)	198,239	*
Directors and executive officers as a group (19 persons)	33,196,452	23.0%

* Less than 1%

(1) This information is as of October 31, 2022, and is based solely upon the information provided by Lockheed Martin in a Schedule 13D filed on November 9, 2022, and reporting ownership as of October 31, 2022 (the “Lockheed 13D”). Based on the Lockheed 13D, this information represents the Common Stock held by Lockheed Martin and Astrolink International LLC, a Delaware limited liability company and an indirectly wholly owned subsidiary of Lockheed Martin (“Astrolink”). Lockheed Martin beneficially owns 53,928,727 shares of Common Stock, which includes 18,635,230 shares of Common Stock currently issuable upon exercise of warrants and 34,506,556 shares of Common Stock currently issuable upon conversion of our 10% Senior Secured Convertible Notes due 2027; Astrolink beneficially owns 12,694,916 shares of Common Stock (includes 137,925 shares of Common Stock that vested on February 24, 2023). The business address of each is c/o Lockheed Martin, 6801 Rockledge Drive, Bethesda, MD 20817.

(2) This information is as of February 27, 2023, , and is based solely upon the information provided by Beach Point Capital Management LP, a Delaware limited partnership (“BPCM”) in a Schedule 13G filed on February 10, 2023 (the “BPCM 13G”) and two From 4 filings made by BPCM on February 27, 2023 reporting ownership as of February 27, 2023 (the “BPCM Form 4s”). Based on the BPCM 13G and the BPCM Form 4s, this information represents the Common Stock held by the following: Beach Point SCF XI LP, a Delaware limited partnership (“SCF XI”), beneficially owns 779,514 shares of Common Stock; Beach Point SCF IV LLC, a Delaware limited liability company (“SCF IV”), beneficially owns 628,709 shares Common Stock; Beach Point SCF Multi-Port LP, a Delaware limited partnership (“SCF Multi”), beneficially owns 1,274,410 shares Common Stock; BPC Opportunities Fund III LP, a Delaware limited partnership (“Opportunities”), beneficially owns 6,514,360 shares of Common Stock; Beach Point Select Fund LP, a Delaware limited partnership (“Select”), beneficially owns 1,847,896 shares Common Stock; Beach Point Securitized Credit Fund LP, a Delaware limited partnership (“Securitized”), beneficially owns 849,606 shares of Common Stock; and Beach Point TX SCF LP, a Delaware limited partnership (“TX”), beneficially owns 849,607 shares of Common Stock. In addition, the following represents warrants exercisable within 60 days of March 23, 2023 held by the following: SCF XI owns 84,529 warrants; SCF IV owns 68,176 warrants; SCF Multi owns 138,195 warrants; Opportunities owns 706,407 warrants; Select owns 200,383 warrants; Securitized owns 92,130 warrants; and TX owns 92,130 warrants. Beach Point Advisors LLC, a Delaware limited liability company (“Fund GP”), is the General Partner or Managing Member of each of the above listed entities (the “Funds”) and Scott Klein and Carl Goldsmith are the members of the Fund GP and may be deemed to beneficially own the securities held by the Funds. Notwithstanding the foregoing, the Fund GP, Mr. Klein and Mr. Goldsmith each disclaims beneficial ownership of the securities held by the Funds except to the extent of its or his respective pecuniary interest therein. BPCM, the investment manager of above listed entities, has investment discretion and voting power over the securities owned by the Funds. Beach Point GP LLC (“BPGP”), the General Partner of BPCM, and BPCM may be deemed to beneficially own

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the securities held by the Funds. Notwithstanding the foregoing, each of BPCM and BPGP disclaims beneficial ownership of all securities held by the Funds. The business address of each entity is c/o Beach Point Capital Management LP, 1620 26th Street, Suite 6000n, Santa Monica CA 90404.

(3) This information is as of December 31, 2022, and is based solely upon the information provided by FP Credit Partners Phoenix II L.P., a Cayman Islands limited partnership (“FP Phoenix II”) in a Schedule 13G filed on February 13, 2023, and reporting ownership as of December 31, 2022 (the “FP 13G”). Based on the FP 13G, this information represents the Common Stock held by FP Credit Partners II, L.P., a Cayman Islands limited partnership (“FP Credit II”), and FP Phoenix II. FP Credit II beneficially owns 4,614,037 shares of Common Stock and 7,907,862 warrants exercisable within 60 days of March 23, 2023. In addition, FP Phoenix II beneficially owns 223,960 shares of Common Stock and 383,841 warrants exercisable within 60 days of March 23, 2023. FP Credit Partners GP II, L.P. is the general partner (the “GP”) of both FP Credit II and FP Phoenix II. FP Credit Partners GP II Management, LLC is the general partner (the “UGP”) of the GP. Francisco Partners Management, L.P. (“FPM”) serves as the investment manager for each of FP Credit II and FP Phoenix II. As a result, each of FPM, the UGP, and the GP may be deemed to share voting and dispositive power over the shares held, but each disclaims beneficial ownership. Additionally, voting and disposition decisions at FPM with respect to the shares noted above are made by an investment committee. The members of the investment committee may be deemed to have or share beneficial ownership of the shares held by FP Credit II and FP Phoenix II, but each member of the investment committee disclaims beneficial ownership of such shares. The business address of each of FP Credit II, FP Phoenix II, the GP, the UGP, and FPM is c/o Francisco Partners Management, L.P., One Letterman Drive, Building C —Suite 410, San Francisco, CA 94129.

(4) This information is as of December 31, 2022, and is based solely upon the information provided by the Anthony L. Previte Declaration of Trust dated June 10, 2022 (the “Previte Trust”) in a Schedule 13G filed on February 13, 2023, and reporting ownership as of December 31, 2022 (the “Previte Trust 13G”). Based on the Previte Trust 13G, this information represents 9,872,117 shares of Common Stock held directly by the Previte Trust of which Ms. Stacy N. Previte serves as the trustee (the “Trustee”). The Trustee may be deemed to have indirect beneficial ownership of securities held by the Previte Trust. The business address of each of the Trust and the Trustee is c/o Terran Orbital Corporation, 6800 Broken Sound Parkway NW, Suite 200, Boca Raton, Florida 33487.

(5) Consists of (i) 3,878 shares of Common Stock held of record by Mr. Kula and (ii) 15,689 shares of Common Stock issuable upon vesting of RSUs scheduled to vest within 60 days of March 23, 2023.

(6) Consists of (i) 1,948,192 shares of Common Stock held of record by Mr. Staton, (ii) 25,833 shares of Common Stock issuable upon vesting of RSUs scheduled to vest within 60 days of March 23, 2023, (iii) 8,133,126 shares of Common Stock held by Staton Tyvak Family Limited Partnership, and (iv) 3,000,000 shares of Common Stock held by Staton Orbital Family Limited Partnership over which Mr. Staton has sole voting and dispositive power.

(7) Consists of (i) 405,153 shares of Common Stock held of record by Mr. LaChance and (ii) 25,833 shares of Common Stock issuable upon vesting of RSUs scheduled to vest within 60 days of March 23, 2023.

(8) Consists 25,833 shares of Common Stock issuable upon vesting of RSUs scheduled to vest within 60 days of March 23, 2023.

(9) Consists of (i) 10,922 shares of Common Stock held of record by Mr. Newton and (ii) 25,833 shares of Common Stock issuable upon vesting of RSUs scheduled to vest within 60 days of March 23, 2023.

(10) Consists 25,833 shares of Common Stock issuable upon vesting of RSUs scheduled to vest within 60 days of March 23, 2023.

(11) Consists of (i) 10,922 shares of Common Stock held of record by Mr. Raaberg and (ii) 25,833 shares of Common Stock issuable upon vesting of RSUs scheduled to vest within 60 days of March 23, 2023.

(12) Consists of (i) 172,406 shares of Common Stock held of record by Mr. Sclavos and (ii) 25,833 shares of Common Stock issuable upon vesting of RSUs scheduled to vest within 60 days of March 23, 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under “Director Compensation” and “Executive Compensation”, the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:

•
we have been or are to be a participant;
•
the amount involved exceeds or will exceed $120,000; and
•
any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

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Certain Relationships and Related Person Transactions — the Company and Legacy Terran Orbital

Terran Orbital Holder Support Agreements and Debt Rollover

Concurrently with the execution of that certain Agreement and Plan of Merger, dated as of October 28, 2021, as amended by Amendment No. 1 thereto dated February 8, 2022 and Amendment No. 2 thereto dated March 9, 2022, by and among Tailwind Two, Merger Sub and Legacy Terran Orbital (the “Business Combination Agreement”), certain equityholders and noteholders of Legacy Terran Orbital (the “Terran Orbital Holders”), including affiliates of Lockheed Martin and Beach Point Capital (“Beach Point”), entered into transaction support agreements (the “Terran Orbital Holder Support Agreements”) with Tailwind Two and Legacy Terran Orbital, pursuant to which the Terran Orbital Holders agreed to, among other things, (i) consent to and vote in favor of the Business Combination Agreement and the transactions contemplated thereby and (ii) be bound by certain other covenants and agreements related to the Business Combination. Pursuant to the Terran Orbital Holder Support Agreements and the fifth amendment to that certain Note Purchase Agreement, dated as of March 8, 2021 by and between Legacy Terran Orbital, Lockheed Martin and the guarantors thereto (the “Existing Note Purchase Agreement”), affiliates of Lockheed Martin and Beach Point agreed to either (x) roll certain of their senior secured notes due 2026 issued by us (the “Existing Notes”) into a new loan agreement or note purchase agreement or (y) keep certain of their Existing Notes outstanding under the Existing Note Purchase Agreement, subject to certain amendments, in each case, such debt shall have substantially similar terms as the terms of senior secured notes due on November 24, 2026 (the “FP Notes”) issued by Legacy Terran Orbital to certain managed funds or investment vehicles of FP Credit Partners, L.P. pursuant to a note purchase agreement (the “FP Note Purchase Agreement”) entered into on November 24, 2021 ,(the “Francisco Partners Facility”) except that such replacement loans or notes will not have call protection ((x) and/or (y) collectively, the “Debt Rollover”). On March 25, 2022, such support agreements were amended to, among other things, (i) set the amount of rollover debt of Lockheed Martin as $25 million (the “LM Notes”) and (ii) set the amount of rollover debt of Beach Point’s affiliate as $31.3 million (the “BP Notes”).

Stephen Hobart Employment

Stephen Hobart, brother of our Chief Financial Officer Gary Hobart, was employed as Senior Vice President of Components and Modules on January 16, 2023 and received compensation including a base salary of $350,000, a bonus of $175,000 and an initial RSU award with a grant date fair market value of $188,000.

Lockheed Martin Debt Transaction

On October 31, 2022, we entered into the Purchase Agreement with the Convertible Notes Agent and Lockheed Martin providing for the issuance and sale to Lockheed Martin of the Convertible Notes in an aggregate principal amount of $100 million. In connection with the Debt Transaction, immediately following the closing, Lockheed Martin was issued the Warrants to purchase 17,253,279 shares of Common Stock. For a further description on this transaction, see “PROPOSAL NO. 3—SHARE ISSUANCE PROPOSAL”, above.

Strategic Cooperation Agreement with Lockheed Martin

On October 31 2022, in connection with the Debt Transaction, the Company, PredaSAR, Tyvak, and Lockheed Martin terminated their existing Second Amended and Restated Strategic Cooperation Agreement dated October 28, 2021 (the “Original SCA”), and we entered into a new Strategic Cooperation Agreement with Lockheed Martin and the other parties to the Original SCA (the “2022 SCA”). Pursuant to the 2022 SCA, the parties agreed to, among other things, continue to share business development opportunities and work collaboratively on small satellite and other aerospace and defense opportunities and ventures. Unless earlier terminated, as provided for in the 2022 SCA, the 2022 SCA will terminate 13 years from the effective date, in 2035. Consistent with the Original SCA, we will continue to collaborate on the development and sale of small satellites for use in U.S. Government spacecraft and spacecraft-related procurements and to establish a cooperation framework to enable the parties to enter into projects, research and development agreements and other collaborative business arrangements and teaming activities. As also previously provided in the Original SCA, upon delivery of a request for a proposal from Lockheed Martin, we are required to provide Lockheed Martin with a binding proposal for the manufacturing of such satellites, and if we are

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awarded the work by Lockheed Martin, priority will be given to Lockheed Martin’s order over manufacturing satellites for our internal purposes. In addition, we have granted Lockheed Martin a right of first refusal to place its own order for services if we notify Lockheed Martin that we have received an offer for services from a third-party that would exceed specified production capacity thresholds.

In addition, in the event we need to engage a third-party to pursue an opportunity, including, the development and sale of small satellites for use in U.S. Government or non-U.S. Government customer spacecraft or spacecraft-related procurements, or to engage in bids or proposals for certain U.S. Government contracts, we have agreed to offer Lockheed Martin an exclusive opportunity to negotiate a teaming arrangement for a specified period of time on commercially reasonable terms. If the parties cannot agree on terms within the period provided, we can pursue the opportunity with another party without restriction.

Pursuant to the Debt Transaction, the 2022 SCA also provides that Lockheed Martin will be entitled to appoint a director (who shall be reasonably satisfactory to us, but we cannot unreasonably withhold, condition or delay consent) to fill an existing Class III director vacancy on the Board. In addition, during the term of the 2022 SCA, we have agreed to include one appointee or nominee for election to the Board selected by Lockheed Martin (who shall be reasonably satisfactory to us, but we cannot unreasonably withhold, condition or delay consent) in our slate of nominees for election as a Class III director at each of our meetings of stockholders at which Class III directors are to be elected and recommend that our shareholders vote in favor of the election of such director. Also, during the term of the 2022 SCA, Lockheed Martin will be permitted to appoint a separate Board observer. We have also agreed in the SCA that it will not make any public announcement with respect to, or seek approval by the Board of, any sale transaction or Fundamental Change (as defined in the Purchase Agreement), or any other extraordinary transaction, with any other person regarding any of the foregoing, without giving prior notice to Lockheed Martin and to include Lockheed Martin in any such sale process, in each case, subject to the fiduciary duties of our Board and management.

We recognized $71.6 million in revenue from Lockheed Martin during 2022.

PIPE Financing (Private Placement)

Reference is made to the disclosure under “—Certain Relationships and Related Person Transactions — Tailwind Two —PIPE Financing (Private Placement).”

Investor Rights Agreement

Reference is made to the disclosure under “—Certain Relationships and Related Person Transactions — Tailwind Two —Investor Rights Agreement.”

Notes Refinancing Transaction

On March 8, 2021, Legacy Terran Orbital issued the Existing Notes in an aggregate original principal amount of $86,859,108 and warrants to purchase shares of common stock, $0.0001 par value per share, of Legacy Terran Orbital (“Legacy Terran Orbital Common Stock”) to the purchasers under the Existing Note Purchase Agreement. The obligations under the Existing Notes were guaranteed by Tyvak, and PredaSAR Corporation prior to the closing of the Business Combination (the “Guarantors”). The Existing Notes and the guarantees of the Existing Notes by the Guarantors were secured by substantially all assets of Legacy Terran Orbital and the Guarantors, subject to certain customary exceptions. The maturity date of the Existing Notes was April 1, 2026. The Existing Notes bore interest at a rate of 11% per annum. The Existing Notes were voluntarily prepayable at any time and were subject to mandatory prepayment by Legacy Terran Orbital upon, among other things, (a) the occurrence of a qualified public offering of its stock or a business combination with a special purpose acquisition company and (b) for so long as Lockheed Martin or any of its affiliates held any portion of the Existing Notes, in the event of a termination (other than by Legacy Terran Orbital due to an uncured breach by Lockheed Martin) of the SCA or a material breach by Legacy Terran Orbital of the SCA, subject to a 90 days grace period after knowledge of such breach by Legacy Terran Orbital or written notice of such breach to Legacy Terran Orbital from Lockheed Martin.

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On March 25, 2022, the Existing Note Purchase Agreement was amended (as so amended and as previously amended, the (“Amended Note Purchase Agreement”) to, among other things, (i) keep outstanding Existing Notes of Lockheed Martin in the amount of $25 million, (ii) keep the BP Notes outstanding in the amount of $31.3 million, (iii) revise the terms of the Amended Note Purchase Agreement to have substantially similar terms as the terms in the Francisco Partners Facility, other than with respect to call protection and that the BP Notes bear interest at 11.25% (9.25% of which is payable in cash and 2.0% of which is payable in kind), and (iv) cause the BP Notes to be subordinate in right of payment to the FP Notes.

Upon closing of the Business Combination, other than the Existing Notes subject to the Debt Rollover, all of the outstanding Existing Notes were prepaid in accordance with the terms of the Existing Note Purchase Agreement and the Business Combination Agreement. For additional information regarding the Debt Rollover, see “—Terran Orbital Holder Support Agreements and Debt Rollover.”

Of the $86,859,108 principal amount of Existing Notes, (a) $50,000,000 principal amount of Existing Notes and a warrant to purchase Common Stock, for an exercise price of $0.01 per share of Common Stock (the “Inducement Warrants”) was issued to Lockheed Martin for an aggregate cash purchase price of $50,000,000, which Inducement Warrant would be convertible into 0.2000% of the shares (on a fully-diluted basis) of Legacy Terran Orbital Common Stock, and (b) $36,859,108 principal amount of the Existing Notes were issued as part of an exchange transaction (the “Convertible Notes Exchange”) with holders of the convertible promissory notes previously issued by Legacy Terran Orbital pursuant to a Convertible Note Purchase Agreement, dated as of July 23, 2018. As part of the Convertible Notes Exchange, holders of the then outstanding convertible promissory notes received a combination of the Existing Notes, Inducement Warrants and warrants to purchase Legacy Terran Orbital Common Stock in amounts and exercise prices that corresponded to the number of shares of Legacy Terran Orbital’s Common Stock into which the convertible notes would have originally been exchangeable on March 8, 2021 (the “Detachable Warrants”). Astrolink International, LLC, which is an affiliate of Lockheed Martin, was a holder of the Existing Notes that participated in the Convertible Notes Exchange.

Immediately prior to the closing of the Business Combination, all of the outstanding Inducement Warrants and Detachable Warrants had been exercised on a cash or cashless basis at the election of the holder into shares of Legacy Terran Orbital’s Common Stock in accordance with the related documentation governing such warrants and the Business Combination Agreement. As an inducement to the exercise of the options, holders of Inducement Warrants and Detachable Warrants also received Terran Orbital Common Stock as set forth in the Business Combination Agreement.

Shortly following the closing of the Business Combination, the Company became a guarantor of the Existing Notes and granted a security interest on all of its assets to secure such obligations, subject to certain exceptions.

GeoOptics, Inc.

We own a non-controlling equity interest in GeoOptics, Inc. (“GeoOptics”), a privately held company engaged in the acquisition and sale of Earth observation data and a purchaser of our products and services. As of December 31, 2022, our $1.7 million investment in GeoOptics represented less than a 3% ownership interest and was fully impaired. Additionally, one of our executive officers serves as a member of the GeoOptics board of directors. We recognized $1.7 million in revenue from GeoOptics during 2022.

PredaSAR Merger

On February 16, 2021, Legacy Terran Orbital and PredaSAR Corporation entered into a Letter Agreement with an unaffiliated third party that was then the largest minority holder of PredaSAR’s stock providing its consent for PredaSAR to pursue a merger with Legacy Terran Orbital at agreed upon terms.

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On February 25, 2021, the board of directors of PredaSAR unanimously approved the terms of a merger agreement pursuant to which Terran Orbital-PredaSAR Merger Sub Corporation, a newly formed subsidiary of Legacy Terran Orbital, would merge with and into PredaSAR, with PredaSAR surviving the merger (the “PredaSAR Merger”) as in the best interests of PredaSAR and its stockholders. On February 26, 2021, the PredaSAR Merger was consummated, having received the requisite consent under PredaSAR’s organizational documents and Delaware law of (x) the stockholders of PredaSAR holding at least a majority of the voting power of the outstanding shares of PredaSAR common stock on an as-converted basis and (y) the holders of PredaSAR’s preferred stock holding at least a majority of the voting power of the outstanding shares of such preferred stock.

In the PredaSAR Merger, the PredaSAR common stock, all of which was held by Legacy Terran Orbital, was cancelled and each holder of PredaSAR preferred stock received 15.523 (the “PredaSAR Exchange Ratio”) shares of Legacy Terran Orbital Common Stock for each share of PredaSAR Preferred Stock, with cash payable for any fractional shares in accordance with the terms of the merger agreement. Each stock option granted under PredaSAR’s 2020 Equity Incentive Plan for PredaSAR common stock (each, a “PredaSAR Option”), whether vested or unvested, that was outstanding and unexercised as of the effective time of the merger was cancelled and ceased to be outstanding and was not assumed. Immediately following the effective time of the PredaSAR Merger, with respect to each PredaSAR Option, Legacy Terran Orbital issued an award of restricted stock units relating to the number of shares of Legacy Terran Orbital Common Stock equal to the product of (i) the number of shares of PredaSAR common stock underlying such PredaSAR Option as of immediately prior to the effective time of the PredaSAR Merger and (ii) the PredaSAR Exchange Ratio.

As a result of the PredaSAR Merger, PredaSAR became a wholly-owned subsidiary of Legacy Terran Orbital, the former holders of PredaSAR preferred stock received Legacy Terran Orbital Common Stock representing approximately 8% of Legacy Terran Orbital on a fully-diluted basis as of date of the PredaSAR Merger and the former holders of PredaSAR Options received restricted stock units in Legacy Terran Orbital representing approximately 1% of Legacy Terran Orbital on a fully-diluted basis as of the date of the PredaSAR Merger.

Immediately prior to the PredaSAR Merger, Marc Bell, the Chief Executive Officer of Legacy Terran Orbital and individually and through his affiliated entities, a beneficial owner of 11.2% of Legacy Terran Orbital Common Stock on a fully-diluted basis as of February 25, 2021, was serving as the Chairman of the board of directors of PredaSAR and the Executive Chairman of PredaSAR. Through affiliated entities, Mr. Bell beneficially owned approximately 0.06% of the shares of PredaSAR’s Common Stock (on an as-converted basis treating all shares of PredaSAR’s Preferred Stock as if they were converted to PredaSAR Common Stock) as of February 25, 2021. In connection with the consideration paid in the PredaSAR Merger, Mr. Bell (through his affiliated entities) received 853 shares of Legacy Terran Orbital Common Stock (representing approximately 0.02% of Legacy Terran Orbital Common Stock on a fully-diluted basis on the closing date of the PredaSAR Merger).

Transactions with Chairman and CEO

Lease for Florida Executive Office

Effective as of April 1, 2021, we, as tenant, entered into a lease agreement for its headquarters/office space with 6800 Broken Sound LLC (which is an entity owned by our Chairman and CEO, Marc Bell), as landlord. Under this lease agreement, we lease approximately 11,426 square feet of space in a building located at 6800 Broken Sound Parkway NW, Boca Raton, Florida. The lease term commenced on April 1, 2021 and will expire on March 31, 2026. We have a one-time right to extend the lease term for a period of five (5) additional years. Annual base rent payable under the lease is $228,520 ($19,043.33 per month), which rental amount increases by 3% each lease year. The minimum lease payments under the lease is approximately $1.2 million. In addition to rent payments, we are also required under the lease to pay its pro rata share of taxes and operating expenses applicable to the building (subject to adjustment if the building is not fully occupied). The leased premises is permitted to be used for general office use only. We have a right of first offer (subject to any pre-existing tenant rights) for additional space that becomes available for rental in the building.

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Certain Relationships and Related Person Transactions — Tailwind Two

Private Placement Warrants

Simultaneously with the closing of the initial public offering (the “IPO”), Tailwind Two Sponsor LLC (the “Sponsor”) purchased an aggregate of 7,800,000 private placement warrants at a price of $1.50 per private placement warrant in a private placement, generating gross proceeds of approximately $11.7 million. A portion of these proceeds were added to the proceeds from the IPO.

The private placement warrants are subject to the lock-up period described in the Investor Rights Agreement that was executed by the Sponsor and Tommy Stadlen in connection with the execution of the Business Combination Agreement.

Administrative Services Agreement

Effective March 9, 2021, Tailwind Two entered into an agreement to pay monthly expenses of $10,000 for office space, administrative services and support services to Sponsor. The agreement terminated upon the completion of the Business Combination in March 2022.

PIPE Financing (Private Placement)

Concurrently with the execution of the Business Combination Agreement, Tailwind Two entered into the Subscription Agreements with certain investors (the “PIPE Investors”), including affiliates of Lockheed Martin, Beach Point and AE Industrial Partners, as well as an affiliate of Mr. Daniel Staton, a director and shareholder of Terran Orbital (the “Insider PIPE Investor”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and Tailwind Two agreed to issue and sell to such PIPE Investors, immediately prior to the Closing, an aggregate of 5,080,409 shares of our Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of approximately $50.8 million (the “PIPE Financing”). The closing of the PIPE Financing was contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements provided that Tailwind Two would grant the investors in the PIPE Financing certain customary registration rights and that Tailwind Two would, within 45 days after the consummation of the Business Combination, file with the SEC a registration statement registering the resale of such shares of our Common Stock and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof and will not be subject to any form of monetary penalty for its failure to do so.

The Subscription Agreement for the Insider PIPE Investor contains a provision whereby in return for the Insider PIPE Investor’s $30.0 million investment in the PIPE Financing, in addition to the shares to be received by the Insider PIPE Investor in the PIPE Financing, the Insider PIPE Investor or its affiliate will also receive a quarterly fee of $1.875 million for sixteen (16) quarters beginning at the end of the first quarter following the consummation of the Business Combination; the first years’ payments are to be paid in cash and the remaining payments are to be paid, subject to subordination to and compliance with our debt facilities, in cash or stock at our discretion. The Insider PIPE Investor’s investment in the PIPE Financing, in addition to the investments made by the Other PIPE Investors in the PIPE Financing, was intended to provide immediate liquidity to upon consummation of the Business Combination as alternative equity financings were not otherwise available.

There is no service being provided in connection with the quarterly fees; once all quarterly fees have been paid, the shares to be received by the Insider PIPE Investor in the PIPE Financing will effectively have been issued for no consideration other than the value of the immediate liquidity at consummation of the Business Combination. In addition, in connection with entering into the Subscription Agreement with AE Industrial Partners, Legacy Terran Orbital entered into vendor agreements requiring $20 million of purchase commitments from two affiliates of AE Industrial Partners over three years from the Closing Date.

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Investor Rights Agreement

Concurrently with the execution of the Business Combination Agreement, Tailwind Two, the Tailwind Two Sponsor, Tommy Stadlen, Legacy Terran Orbital, certain of Legacy Terran Orbital’s stockholders and other parties thereto, including Daniel Staton, Lockheed Martin, Beach Point and Francisco Partners, entered into an investor rights agreement (the “Investor Rights Agreement”) pursuant to which, such parties were granted certain customary registration rights with respect to their respective Registrable Securities (as defined in the Investor Rights Agreement), in each case, on the terms and subject to the conditions set forth therein. Under the Investor Rights Agreement, we granted the investors party thereto certain customary registration rights. We agreed to, within 45 days after the consummation of the Business Combination, file with the SEC a registration statement registering the resale of such shares of our Common Stock and use our commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof and will not be subject to any form of monetary penalty for our failure to do so; provided however that other than Francisco Partners, and subject to certain exceptions, the investors were subject to a 180 day lock-up after the consummation of the Business Combination. Immediately after the Closing of the Business Combination on March 25, 2022, approximately 82.7% of the Company’s 137,295,455 total shares of common stock then outstanding were subject to this 180 day lock-up.

Director and Officer Indemnification

Our Certificate of Incorporation contains provisions limiting the liability of executive officers and directors and our Bylaws provide that we will indemnify each of our executive officers and directors to the fullest extent permitted under Delaware law. Following the consummation of the Business Combination, we entered into indemnification agreements with each member of our Board and our executive officers. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware and the Certificate of Incorporation, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was one of our directors or officers or of any of our subsidiaries, or was serving at our request in an official capacity for another entity. Subject to certain limitations set forth in the indemnification agreements, we must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement to the fullest extent not prohibited by applicable law or the Certificate of Incorporation or Bylaws.

Policies and Procedures for Related Party Transactions

Upon the consummation of the Business Combination, we adopted a written related party transactions policy (the “Related Party Policy”). The Related Party Policy provides that any executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting the proposed transactions, our Audit Committee will take into account all of the relevant facts and circumstances available. The Related Party Policy also provides that all potential related party transactions should be brought to the attention of the General Counsel, who in consultation with other members of management and with outside counsel, as appropriate, will determine whether a transaction does, in fact, constitute a related party transaction requiring approval by the Audit Committee.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC.

To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended December 31, 2022 and through the date of this filing, all such filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our Common Stock were complied with except for the following, in each case as a result of the Company's administrative error: Mr. Previte (deceased), one late report reporting twelve transactions; Mr. Bell, one late report reporting one transaction; Mr. Hobart, one late report reporting one transaction; Mr. Villa, one late report reporting one transaction; Mr. Riffel, one late report reporting one transaction; Mr. Black, two late reports reporting a total of two transactions; Mr. Sclavos, one late report reporting a total of two transactions; and Beach Point Capital Management LP, five late reports reporting a total of sixty two transactions.

SOLICITATION OF PROXIES

We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of our Common Stock held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the “Investors” section of our website, which is located at investors.terranorbital.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

ANNUAL REPORT ON FORM 10-K

Our financial statements for our fiscal year ended December 31, 2022 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at Terranorbital.com and are available from the SEC on its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Terran Orbital Corporation, Attention: Secretary, 6800 Broken Sound Parkway NW, Suite 200, Boca Raton, FL 33487.

OTHER MATTERS

The Board does not know of any other matters to be presented at the 2023 Annual Meeting. If any additional matters are properly presented at the 2023 Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our Common Stock they represent in accordance with their own judgment on such matters.

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It is important that your shares of our Common Stock be represented at the 2023 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Boca Raton, Florida

April 13, 2023

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APPENDIX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TERRAN ORBITAL CORPORATION

*****

Pursuant to §242 of the General Corporation Law

of the State of Delaware

*****

Terran Orbital Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting the first paragraph under the heading “Capital Stock” of Article IV in its entirety and inserting the following in lieu thereof:

“The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 650,000,000, of which (i) 600,000,000 shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 50,000,000 shares shall be a class designated as preferred stock, par value $0.0001 per share (the “Preferred Stock”).”

SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: This Certificate of Amendment shall become effective at _______ a.m. Eastern Time on ____________________.

* * * *

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IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has executed this Certificate of Amendment on this _______ day of _________.

TERRAN ORBITAL CORPORATION

By:
Name:	James Black
Its:	Secretary and General Counsel

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TERRAN ORBITAL

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LLAP2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V07719-P92481 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

TERRAN ORBITAL CORPORATION

The Board of Directors recommends you vote FOR the following:

		For	Withhold
1.	Election of Directors		
	Nominees:		
1a.	Richard Y. Newton III	☐	☐
1b.	Tobi Petrocelli	☐	☐
1c.	Douglas L. Raaberg	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Form 10-K are available at www.proxyvote.com.

V07720-P92481

Terran Orbital Corporation
Annual Meeting of Stockholders
May 1, 2023 at 11 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Marc Bell and James Black, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common and Preferred stock of Terran Orbital Corporation that the stockholder(s) are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/LLAP2023 on May 1, 2023 at 11 AM ET, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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